INTERCURE LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2011

INDEX

Page

Independent Auditors' Report to the Shareholders	2

Consolidated Financial Statements:

Consolidated Statements of Financial Position	3

Consolidated Statements of Comprehensive Loss	4

Consolidated Statements of Shareholders’ Deficiency	5

Consolidated Statements of Cash Flows	6 - 7

Notes to the Consolidated Financial Statements	8 - 80

- - - - - - - - - - -

Auditors' report to the shareholders of InterCure Ltd.

We have audited the accompanying consolidated statements of financial position of InterCure Ltd. and its subsidiaries ("the Company") as of December 31, 2011 and 2010, and the related consolidated statements of comprehensive loss, changes in shareholders’ deficiency and cash flows for each of the three years in the period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes also examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company’s management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2011 and 2010, and the results of their operations, changes in shareholders’ deficiency and cash flows for each of the three years in the period ended December 31, 2011, in conformity with International Financial Reporting Standards (IFRS).

Without qualifying our opinion, we draw attention to Note 1e to the Company's consolidated financial statements as of December 31, 2011 which reflect a deficit of $ 13,589 thousand, losses of $ 1,787 thousand and negative cash flows from operating activities of $ 226 thousand for 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is contingent on obtaining external financial resources and/or reaching a refinancing agreement with the holders of the Company's debentures. The financial statements do not include any adjustments to the carrying amounts and classifications of assets and liabilities that might result if the Company was unable to continue as a going concern.

Brightman Almagor Zohar & Co.

Certified Public Accountants

Tel Aviv, Israel

March 28, 2012

INTERCURE LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31,
		2011	2010
	Note	US dollars in thousands
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	5a	306	245
Short-term deposits	5b	9	100
Trade receivables	5c	220	466
Other accounts receivable	5d	79	36
Inventories	5e	77	316

Total current assets		691	1,163

NON-CURRENT ASSETS:
Prepaid expenses and long-term deposits		13	13
Property, plant and equipment, net	7	63	141

Total non-current assets		76	154

Total assets		767	1,317

LIABILITIES AND DEFICIT

CURRENT LIABILITIES:
Short-term loan	8a	300	500
Trade payables	8b	787	982
Other accounts payable	8c	2,926	2,046
Convertible debentures	9	10,291	9,733

Total current liabilities		14,304	13,261

NON-CURRENT LIABILITIES:
Employee benefit liabilities	10	52	89
Liability for options		-	*) -
Financial liabilities for conversion component	9	*) -	*) -

Total non-current liabilities		52	89

SHAREHOLDERS’ DEFICIENCY:
Ordinary share capital	13	60	60
Additional paid in capital		28,346	27,514
Payments on account of shares		400	-
Capital reserve for share-based payment	14	723	1,724
Equity component of the Company's compound financial instruments		765	765
Accumulated deficit		(43,883)	(42,096)

Total shareholders’ deficiency		(13,589)	(12,033)

Total liabilities and shareholders’ deficiency		767	1,317

*)	Less than $ 1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

March 28, 2012
Date of approval of the financial statements	Daniel Plotkin Chairman of the Board	Erez Gavish Chief Executive Officer	Uri Ben-Or Chief Financial Officer

INTERCURE LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		Year ended December 31,
		2011	2010	2009
	Note	US dollars in thousands

Revenues from sales		3,171	3,728	4,263
Cost of sales	15a	(760)	(882)	(1,344)

Gross profit		2,411	2,846	2,919

Research and development expenses	15b	(222)	(290)	(423)
Selling and marketing expenses	15c	(1,806)	(2,363)	(3,924)
General and administrative expenses	15d	(852)	(1,603)	(1,561)
Other income (expenses)		(5)	-	18

Operating loss		(474)	(1,410)	(2,971)

Finance income	16	576	1	48
Finance expenses	17	(1,878)	(2,552)	(1,661)
Remeasurement of derivative financial liabilities		-	433	(87)
Gain from early redemption of debentures		-	-	282

Total finance expenses, net		(1,302)	(2,118)	(1,418)

Loss before taxes on income		(1,776)	(3,528)	(4,389)
Taxes on income	11	(11)	(13)	(7)

Loss for the year attributable to stockholders of the Company		(1,787)	(3,541)	(4,396)

Total comprehensive loss for the period		(1,787)	(3,541)	(4,396)

		US dollars

Basic and diluted loss per Ordinary share of NIS 0.01 par value	18	(0.07)	(0.14)	(0.18)

Weighted average share capital used in the computation of basic and diluted loss per share		24,703,164	24,703,164	24,703,164

The accompanying notes are an integral part of the consolidated financial statements.

INTERCURE LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT

	Share capital	Additional paid-in capital	Payments on account of shares	Capital reserve for share-based payment	Equity component of the Company's compound financial instruments	Accumulated deficit	Total
	US dollars in thousands

Balance at January 1, 2009	60	27,514	-	1,519	-	(34,159)	(5,066)

Stock-based compensation expenses	-	-	-	145	-	-	145
Equity component of the Company's compound financial instruments	-	-	-	-	765	-	765
Loss for the year	-	-	-	-	-	(4,396)	(4,396)

Balance at December 31, 2009	60	27,514	-	1,664	765	(38,555)	(8,552)

Stock-based compensation expenses	-	-	-	60	-	-	60
Loss for the year	-	-	-	-	-	(3,541)	(3,541)

Balance at December 31, 2010	60	27,514	-	1,724	765	(42,096)	(12,033)

Stock-based compensation expenses	-	-	-	(169)	-	-	(169)
Payments on account of shares	-	-	400	-	-	-	400
Expiration of options	-	832	-	(832)	-	-	-
Loss for the year	-	-	-	-	-	(1,787)	(1,787)

Balance at December 31, 2011	60	28,346	400	723	765	(43,883)	(13,589)

The accompanying notes are an integral part of the consolidated financial statements.

INTERCURE LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2011	2010	2009
	US dollars in thousands
Cash flows from operating activities:

Loss for the year	(1,787)	(3,541)	(4,396)
Adjustments to reconcile loss to net cash used in operating activities (a)	1,561	2,643	1,295

Net cash used in operating activities	(226)	(898)	(3,101)

Cash flows from investing activities:

Withdrawal of short-term deposit	91	142	134
Purchase of property, plant and equipment	(4)	-	(65)

Net cash provided by investing activities	87	142	69

Cash flows from financing activities:

Receipt of short-term loan	-	500	-
Purchase of the Company's convertible debentures by subsidiary	-	-	(135)
Issuance of convertible debentures, net	-	-	235
Issuance of equity component of compound financial instruments	-	-	765
Payments on account of shares	200	-	-

Net cash provided by financing activities	200	500	865

Increase (decrease) in cash and cash equivalents	61	(256)	(2,167)
Cash and cash equivalents at the beginning of the year	245	501	2,668

Cash and cash equivalents at the end of the year	306	245	501

The accompanying notes are an integral part of the consolidated financial statements.

INTERCURE LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Year ended December 31,
		2011	2010	2009
		US dollars in thousands
(a)	Adjustments to reconcile loss to net cash used in operating activities:

	Expenses (income) not involving cash flows:

	Depreciation and amortization	59	140	128
	Capital loss from disposal of property, plant and equipment	23	-	-
	Gain from early redemption of debentures	-	-	(282)
	Decrease in employee benefit liabilities	(37)	(17)	(47)
	Non-cash finance expenses	2,008	2,476	863
	Cost of stock-based compensation	(169)	60	145
	Revaluation of derivative financial liabilities and options	(695)	(426)	70

		1,189	2,233	877
	Changes in assets and liabilities:

	Decrease (increase) in trade receivables	246	216	(128)
	Decrease in inventories	239	107	214
	Decrease (increase) in other accounts receivable	(43)	64	6
	Decrease (increase) in long-term prepaid expenses	-	(13)	25
	Increase (decrease) in trade payable	(195)	(153)	96
	Increase in other accounts payable	125	189	205

		372	410	418

		1,561	2,643	1,295

(b)	Interest and taxes in cash:

	Interest paid	-	-	(746)

	Interest received	-	1	6

	Taxes paid	(11)	(13)	(9)

The accompanying notes are an integral part of the consolidated financial statements.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL

a.	InterCure Ltd. ("the Company") was incorporated in Israel and commenced its operations in November 1994. Since its establishment, the Company has been engaged in the research, development, marketing and sale of non-drug and non-invasive personal therapeutic devices for treating various diseases such as hypertension, cardiovascular diseases, insomnia and stress.

b.	In February 2000, the Company founded InterCure Inc., a private company registered in Delaware, USA, engaged in marketing and distributing the Company's products in the US. The Company holds 100% of the shares of InterCure Inc.

c.	In May 2008, the Company founded InterCure UK Limited, a private company registered in the UK which is yet inactive. The Company holds 100% of the shares of InterCure UK Limited.

d.	Definitions in the financial statements:

The Company	-	InterCure Ltd.

The Group	-	The Company and its subsidiaries.

Related parties	-	As defined in IAS 24.

Interested parties	-	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

Controlling shareholders	-	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

Israeli CPI	-	Israeli Consumer Price Index as published by the Israel Central Bureau of Statistics.

Dollar or $	-	US dollar.

Euro or €	-	The currency used by the European Union.

British Pound or £	-	The currency used by the UK.

NIS	-	New Israeli Shekel.

Subsidiaries	-	Companies that are directly or indirectly controlled by the Company (as defined in IAS 27) and whose accounts are consolidated with those of the Company.

Investee	-	Subsidiary.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL (Cont.)

e.	Risk factors and the global financial crisis:

The Company's financial statements as of December 31, 2011 reflect a deficit of $ 13,589 thousand (as of December 31, 2010 - $ 12,033 thousand), losses of $ 1,787 thousand (2010 - $ 3,541 thousand, 2009 - $ 4,396 thousand) and negative cash flows from operating activities of $ 226 thousand for 2011 (2010 - $ 898 thousand, 2009 - $ 3,101 thousand).

Moreover, the Company has a working capital deficit totaling $ 13,613 thousand as of December 31, 2011.

The Company's ability to continue as a going concern is contingent on obtaining additional external financial resources and/or reaching a refinancing agreement with the holders of the Company's debentures. These factors raise significant doubts about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to the carrying amounts and classifications of assets and liabilities that would result if the Company was unable to continue as a going concern.

In the backdrop of the financial crisis in the US and the UK, the Company's principal target markets, which severely affected the Company's operations, the Company took steps to locate potential investors in the Company and reach a refinancing agreement with the holders of the Company's debentures.

On January 10, 2010, a meeting of the holders of the Company's debentures (series A) was convened in which the Company requested to defer the interest payments on the debentures (series A) whose maturity dates were January 31, 2010, July 31, 2010 and January 31, 2011. Accordingly, the interest payments were deferred on several occasions and intensive discussions were held in the subject between the Company, the representatives of the holders of debentures (series A) and shareholders in the Company that hold debentures (series B) issued by the Company in a private placement of September 2009 in connection with the additional financing agreement regarding the Company's operating activities.

In June-August 2010, the Company received additional financing from the holders of debentures (series B) and began advanced negotiations with an unrelated third party for an overall transaction for converting the Company's entire debentures into capital and for providing additional capital to the Company as detailed below.

As of the date of these financial statements, the record date was deferred to March 29, 2012 and the interest payment date was deferred to April 12, 2012.

On June 28, 2010, the Company was informed that an agreement had been signed between some of the holders of debentures (series A) and the entire holders of debentures (series B) of the Company which consists, among others, of the conversion of both series of debentures of the Company into shares in the event that an investment is made in the Company, subject to certain business terms and approvals required by law.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL (Cont.)

e.	Risk factors and the global financial crisis: (Cont.)

In view of said agreement, on June 28, 2010, interested parties in the Company who are also holders of debentures (series B) of the Company provided the Company a qualifying loan of $ 150,000 (see immediate report of June 29, 2010, TASE reference: 2010-01-537003). On July 14, 2010, another identical loan was provided (see immediate report of July 14, 2010, TASE reference: 2010-01-555390).

On August 22, 2010, the Company announced that it is in advanced negotiations with an unrelated third party ("the potential investor") for signing a binding MOU between the Company, the potential investor and holders of the Company's debentures (series A and B) and the providers of the loan described above for entering into an overall transaction which consists of the conversion of all the series of debentures issued by the Company into shares and the provision of additional capital to the Company, all subject to the prerequisites determined in the agreement.

On March 20, 2011, a motion was filed with the Tel-Aviv-Jaffa District Court ("the Court") for convening meetings of the Company's shareholders, holders of debentures (series A and B) and the group of lenders for the approval of a composition with creditors pursuant to section 350 to the Israeli Companies Law, 1999 ("the Companies Law") based on the abovementioned outline ("the arrangement"). In its decision of the same date, the Court approved the motion to convene the meetings for the approval of the arrangement and to shorten the timeframe for convening the general meeting of shareholders to 14 days from the date of issuing the notice of the meeting.

On April 17, 2011, the meetings of the Company's shareholders, holders of options (series 1) and holders of debentures (series A and B) approved the arrangement. See immediate reports of April 20, 2011, TASE references: 2011-01-126885, 2011-01-126882, 2011-01-126870 and 2011-01-126867).

It should be noted that the decisions regarding the approval of the arrangement were made with the mandatory majority required by both the Israel Securities Authority and the Company's viewpoint. See immediate report of April 20, 2011, TASE reference: 2011-01-126879).

On April 18, 2011, a motion was filed with the Court for the approval of the arrangement. On May 9, 2011, the Court approved the arrangement. On June 28, 2011, the Company announced the receipt of an amount of $ 200 thousand from the investors as part of the consideration of $ 2.6 million stated in the arrangement. The Company also received another advance payment of $ 200 thousand on account of the consideration.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL (Cont.)

e.	Risk factors and the global financial crisis: (Cont.)

On August 21, 2011, the Company announced that despite its requests, the investors have not yet provided it with the outstanding consideration of $ 2.2 million. Nevertheless, the investors did reaffirm their commitment to deliver the outstanding consideration and complete the arrangement. The Company also reported that it is currently holding negotiations with the investors and their representatives in coordination with the representatives of the holders of the Company's debentures and is taking the necessary actions to establish the date of completion of the arrangement and receipt of the outstanding consideration as above. In parallel, the Company is investigating alternative financing arrangements.

For details of the transaction underlying the MOU, see immediate reports of August 21, 2010, TASE reference: 2010-01-593244, of September 7, 2010, TASE reference: 2010-01-615075, of September 21, 2010 TASE reference: 2010-01-629247, of October 21, 2010, TASE reference: 2010-01-655239, of November 16, 2010, TASE reference: 2010-01-682368 and of March 20, 2011, TASE references: 2011-01-085461, 2011-01-085497 and 2011-01-085500.

It should be clarified that as of the date of the financial statements, the arrangement has not been completed. The Company believes that the MOU has been violated and that its chances of being completed are remote. Accordingly, it is studying several investment alternatives for the arrangement in coordination with the representatives of the holders of the Company's debentures.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

a.	Statement of compliance with International Financial Reporting Standards (IFRS):

The Group's consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs), and the interpretations thereto, as published by the International Accounting Standards Board (IASB). The significant accounting policies detailed below were applied consistently to all reporting periods presented in these consolidated financial statements, except for changes in accounting policies resulting from the application of standards, amendments and interpretations which became effective as of the date of the financial statements, as detailed in Note 3.

b.	The consolidated financial statements have been prepared in accordance with the Israeli Securities Regulations (Annual Financial Statements), 2010.

The Board approved the financial statements for publication on March 29, 2012.

c.	Presentation format of the statement of financial position:

The Group presents assets and liabilities in the statement of financial position according to current and non-current items.

The Company's operating cycle period is 12 months.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

d.	Method for analyzing expenses recognized in profit or loss:

The Company's expenses in the statement of comprehensive loss are presented based on the nature of the expense. The Group believes that considering its organizational structure, the classification of expenses in this manner provides information that is reliable and more relevant.

e.	Functional currency:

1.	Functional currency and presentation currency:

The functional currency of the primary economic environment in which the Group operates is the US dollar. Accordingly, the financial statements are presented on the historical cost basis in dollars. The Company that operates in Israel maintains its current accounts in nominal NIS and in dollars. A foreign subsidiary maintains its accounts in dollars. Accordingly, the dollar is the measurement and reporting currency in these financial statements.

The term "cost" in these financial statements represents cost in dollars unless otherwise indicated.

2.	Translation of transactions that are not in the functional currency:

In preparing the financial statements of each of the Group's entities, transactions in currencies other than the functional currency of that entity ("foreign currency") are recorded at the effective exchange rates on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currency are translated at the effective exchange rate on that date; non-monetary items measured at fair value denominated in foreign currency are translated at the exchange rates at the date when the fair value was determined; non-monetary items at historical cost are translated at the exchange rates in effect at the date of the transaction in respect of the non-monetary item.

Exchange differences in respect of monetary assets and liabilities are recognized in profit or loss in financing, except those that are in respect of employee benefits that are taken to salary expenses.

f.	Consolidated financial statements:

The Group's consolidated financial statements include the financial statements of the Company and of entities that are directly controlled by the Company. Control exists if the Company has the power to govern the financial and operating policies of a subsidiary so as to obtain benefits from its activities.

All intragroup transactions, balances, revenues and expenses are eliminated in full for the purpose of consolidation.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Cash and cash equivalents:

Cash and cash equivalents include cash, in dollars and in foreign currency, current balances in banks that can be withdrawn and deposits in banks that can be immediately withdrawn or that have been deposited in banks for a period of three months or less from the date of investment.

h.	Short-term deposits:

Short-term deposits in banks are deposits with an original maturity of more than three months from the date of investment. The deposits are presented according to their terms of deposit.

i.	Inventories:

Inventory is an asset held for sale in the ordinary course of business, in the production process for such sale or materials to be consumed in the production process or in the rendering of services.

Inventory is presented at the lower of cost and net realizable value. The cost of inventory comprises all costs of purchase, direct labor costs, fixed and variable overheads, and any other costs incurred to bring the inventory to its present location and condition.

The net realizable value represents an estimate of the selling price in the ordinary course of business less the estimated cost of completion and the estimated costs to make a sale.

Cost is determined as follows:

Raw materials - using the "first-in, first-out" method.

Finished goods - cost is determined at direct production cost computed on the basis of accrual production costs.

j.	Property, plant and equipment:

Property, plant and equipment are tangible assets which are held for use in the production or for rental to others and which are expected to be used during more than one period. The Group presents its items of property, plant and equipment at cost.

According to the cost model - items of property, plant and equipment are presented in the statement of financial position at cost, less accumulated depreciation and accumulated impairment losses, if any. Cost comprises the purchase price of the asset and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Property, plant and equipment: (Cont.)

Each part of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the item is depreciated separately. The depreciation is assigned on a systematic basis using the straight-line method over the expected useful life of the components of the item from the date on which the asset is ready for its intended use while taking into account the expected residual value at the end of the useful life.

The depreciation method and useful life of an asset are reviewed by the management of the Group companies at each financial year-end. Changes are accounted for prospectively.

Useful life and depreciation rates used in the computation of depreciation are as follows:

	Useful life	Depreciation rates
	Years	%

Computers and software	3	33
Office furniture and equipment	6 - 17	6 - 17	mainly 6%
Machinery and equipment	5	20
Leasehold improvements and installation	5	20

Gain or loss from sale or derecognition of an asset is determined as the difference between the net disposal proceeds and its carrying amount and is recognized in profit or loss.

k.	Impairment of assets:

At the end of each reporting period, the Group examines the carrying amount of its tangible assets, except inventories, in order to determine whether there are any indicators of impairment of these assets. If such indicators exist, the recoverable amount of the asset is estimated with the purpose of determining the amount of the loss created from the impairment, if any. If the recoverable amount of an individual asset cannot be evaluated, the Group assesses the recoverable amount of the cash-generating unit to which the asset belongs. Corporate assets are also allocated to the individual cash-generating units if a reasonable and consistent basis can be identified for such allocation. If corporate assets cannot be allocated to the individual cash-generating units on the above basis, the corporate assets are attributable to the smallest group of cash-generating units for which reasonable and consistent basis can be identified.

The recoverable amount of an asset is the higher of its fair value less costs of sale and its value in use. In estimating value in use, the estimated future cash flows are discounted to their present value using the pre-tax interest rate that reflects the current market assessments of the time value of money and the risks specific to the asset for which the future cash flow estimates have not been adjusted.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

k.	Impairment of assets: (Cont.)

If the recoverable amount of an asset is valued less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. Impairment loss is recognized immediately as an expense in profit or loss.

If an impairment loss recognized in previous periods is reversed, the carrying amount of the asset (or of the cash-generating unit) is increased back to the estimated recoverable amount but not in excess of the carrying amount of the asset (or of the cash-generating unit) that would have been determined had no impairment loss been recognized for the asset in previous periods. Reversing an impairment loss is recognized immediately in profit or loss.

l.	Financial assets:

1.	General:

Financial assets are recognized in the statement of financial position when the Group becomes a party to the contractual conditions of the instrument. Since purchase or sale of an investment are under a contract whose conditions require delivery of investment within the time frame that is the convention in the marketplace, the investment is derecognized on the trade date (the date on which the Group has undertaken to purchase or sell an asset).

Investments in financial assets are initially recognized at fair value plus transaction costs, except those financial assets that are classified in the category fair value through profit or loss and the costs involved in their purchase are carried to profit or loss.

Financial assets are classified in the categories detailed below. The classification in these categories depends on the nature and holding purpose of the financial asset and is determined at the time of initial recognition of the financial asset or in subsequent reporting periods if the financial assets can be reclassified into another category:

•	Financial assets at fair value through profit or loss
•	Loans and receivables

2.	Financial assets at fair value through profit or loss:

Financial assets are classified as "financial assets at fair value through profit or loss" when these assets are either held for trading or are designated as at fair value through profit or loss upon initial recognition.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.	Financial assets: (Cont.)

A financial asset is held for trading if:

•	It is acquired principally for the purpose of sale in the near term; or
•	It is part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or
•	It is a derivative that is not designated and effective as a hedging instrument.

A financial asset at fair value through profit or loss is presented at fair value. Any gain or loss arising on remeasurement, including those deriving from exchange rate fluctuations, is recognized in profit or loss in the period in which the change occurred. The net gain or loss recognized in profit or loss incorporates any dividend or interest earned on the financial asset.

3.	Loans and receivables:

Trade receivables, deposits, loans and other receivables with fixed or determinable payments that are not quoted in an active market are classified as loans and receivables. Loans and receivables are measured at amortized cost using the effective interest method less any impairment. Interest income is recognized by the effective interest method, except for short-term receivables when the effect of discounting is immaterial.

4.	Impairment of financial assets:

Financial assets, other than those classified as financial assets at fair value through profit or loss, are tested for indicators of impairment at the end of each reporting period. Impairment as above occurs when there is objective evidence that as a result of one or more events that occurred after the initial recognition date of the financial asset, the estimated future cash flows of the investment have been affected.

As for investments in equity instruments classified as available for sale, a significant or prolonged decline in fair value below its cost is considered indicator of impairment.

For all other financial instruments, indicators of impairment could include:

•	Significant financial difficulties of the issuer or the counterparty;
•	Default in interest or principal payments;
•	The probably that the borrower will enter bankruptcy or financial restructuring.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.	Financial assets: (Cont.)

4.	Impairment of financial assets: (Cont.)

For certain financial assets, such as trade receivables for which no indicators of impairment have been identified, the Company assesses impairment on a collective basis based on past experience regarding groups of receivables with similar characteristics, change in the number of delayed payments and economic changes attributable to the industry and the economic environment in which they operate. As for financial assets carried at amortized cost, the impairment is recognized as the difference between the carrying amount of the financial assets and the present value of estimated future cash flows discounted at their original effective interest rate.

Except the exception of equity instruments classified as available for sale, if in a subsequent period the amount of the impairment loss of a financial asset decreases and that decrease can be related objectively to an event occurring after the impairment was recognized, all or part of the previously recognized impairment loss is reversed through the statement of profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

The carrying amount of a financial asset is reduced by the impairment loss directly for all financial assets except trade receivables, whose carrying amount is reduced through the use of an allowance account. If trade receivables are considered uncollectible, they are written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

m.	Financial liabilities and equity instruments issued by the Group:

1.	Classification as a financial liability or equity instrument:

Non-derivative financial instruments are classified as a financial liability or equity instrument in accordance with the substance of the contractual arrangements.

An equity instrument is any contract that evidences a residual interest in the Group's assets after deducting all of its liabilities. Equity instruments issued by the Company are recognized as the proceeds received net of expenses that are directly related to the issuance of these instruments.

Financial liabilities are presented and measured based on the following classification:

•	Financial liabilities at fair value through profit or loss
•	Other financial liabilities

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Financial liabilities and equity instruments issued by the Group: (Cont.)

2.	Convertible debentures: (Cont.)

a)	NIS-denominated, Israeli CPI-linked convertible debentures are a hybrid financial instrument which comprises a debt component and a conversion option. At the date of issuance of debentures, the issuance consideration is split between the debt component of the debentures and the underlying conversion option.

At the date of issuance, the conversion option is measured at fair value. The remaining consideration of the debentures is attributed to the debt component. Capital raising costs are assigned between the debt component and the conversion option in proportion to the fair value attributed to each component on the date of issuance. Part of the capital raising costs that were assigned to the debt component is deducted from the liability for convertible debentures. Part of the capital raising costs that were assigned to the conversion option is carried immediately to profit or loss.

After the issue of debentures, the debt component is presented as another financial liability in accordance with the principles described in 2m(6) below. The conversion option is presented as a derivative and measured at the end of each reporting period at fair value and remeasurements are carried to profit or loss.

As for the issue of IFRS 9, "Financial Instruments", see Note 3 b(1) below.

b)	Convertible debentures that are denominated in dollars, the Group's functional currency, represent a compound financial instrument. At the date of issuance of debentures, the components of the convertible debentures are separated. The liability component is presented in long-term liabilities and the equity component is presented in equity. The fair value of the liability component is determined on the basis of the prevailing market interest rate for similar non-convertible instruments. The remaining consideration for convertible debentures is attributed to the underlying conversion component and presented in equity in the item "equity component of compound financial instruments". This component is recognized and included in equity and is not remeasured in subsequent periods. Issuance costs are attributed in proportion to the components of the compound financial instruments according to the allocation of the consideration.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Financial liabilities and equity instruments issued by the Group: (Cont.)

3.	Reciprocal holding of convertible debentures:

Balances of convertible debentures which were issued by any of the Group entities and acquired by another Group entity are reversed in the consolidated financial statements. When a subsidiary acquires the debentures, the difference between the carrying amount of the liability component and its acquisition cost is carried as a gain or loss. The difference between the carrying amount of the equity component and its acquisition cost is recognized as a deduction of equity. When the convertible debentures are sold, the difference between the sale consideration of the convertible debenture components and the carrying amount of the convertible debenture components is carried as stated in Note 2m(2).

4.	Options to purchase Company's shares:

Proceeds in respect of issuance of options to purchase Company's shares which grant an option to the holder to purchase a fixed amount of Ordinary shares in consideration of a variable amount of cash, are presented in current liabilities and classified as liabilities at fair value through profit or loss. In this respect, the exercise amount that is either linked to the Israeli CPI or to foreign currency is considered as a variable amount.

As for the amendment to IAS 32, "Financial Instruments: Presentation" regarding classification of rights to purchase equity instruments that are stated in a currency that is other than the functional currency in equity (under certain conditions), see Note 3a(3).

5.	Financial liabilities at fair value through profit or loss:

A financial liability is classified at fair value through profit or loss if it is either held for trading or designated as a financial liability at fair value through profit or loss.

The Group's financial liabilities that are included in this category comprise options to purchase Company's shares with exercise price in foreign currency.

A financial liability is classified as held for trading if:

•	It was incurred principally for the purpose of repurchasing in the near term; or
•	It is part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or
•	It is a derivative that is not designated and effective as a hedging instrument.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Financial liabilities and equity instruments issued by the Group: (Cont.)

5.	Financial liabilities at fair value through profit or loss: (Cont.)

Financial liabilities at fair value through profit or loss are presented at fair value. Any gain or loss arising on remeasurement is recognized in profit or loss. The net gain or loss recognized in the statement of profit or loss incorporates interest paid on the financial liability. Transaction costs are recognized on the date of initial recognition to profit or loss.

As for the issue of IFRS 13, "Fair Value Measurements", see Note 3b(3).

6.	Other financial liabilities:

After the debentures are issued, the debt component is presented as another financial liability that is initially recognized at fair value net of transaction costs. After the date of initial recognition, another financial liability is measured at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts the projected flow of future cash flows over the expected life of the financial liability or, where appropriate, over a shorter period, to the carrying amount.

As for accounting for other financial liabilities that are linked to the Israeli CPI, see Note 2m(9) below.

7.	Assigning the consideration from the issuance of a unit of securities:

The consideration received from the issuance of a unit of securities is assigned to the different components of the unit. First, the consideration is assigned to financial liabilities at fair value through profit or loss and to other financial liabilities that are measured at fair value only upon initial recognition and the balance is assigned to equity instruments. If the unit of securities comprises hybrid financial instruments, the amount of other financial liabilities recognized is the difference between the fair value of hybrid instrument as a whole and the fair value of financial liabilities at fair value through profit or loss. If several equity instruments are issued in the unit of securities, the consideration from the unit is attributed at their relative fair value. The fair value of each of the components of the unit that is measured at fair value, as above, is determined based on the price of the securities at the marketplace close after their issuance. Issue costs are assigned to each component in proportion to the value determined for each issued component. Issue costs that were assigned to financial liabilities at fair value through profit or loss are taken to profit or loss at the time of issuance. Issuance costs that were assigned to other financial liabilities are deducted from the liability and taken to profit or loss using the effective interest method. Issue costs that were assigned to equity instruments are deducted from equity.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Financial liabilities and equity instruments issued by the Group: (Cont.)

8.	Derecognition of financial liabilities:

A financial liability is derecognized when, and only when, it is discharged, namely when the obligation defined in the contract is discharged, cancelled or expired.

As for the issue of IFRIC 19, "Extinguishing Financial Liabilities with Equity Instruments", see Note 3a(2).

9.	Financial liabilities that are linked to the Israeli CPI:

The Group has financial liabilities that are linked to the Israeli CPI ("the Israeli CPI") and that are not measured at fair value through profit or loss. For these liabilities, the Company determines the effective interest rate as the real rate plus linkage differences according to the real changes in the Israeli CPI until the end of the reporting period.

n.	Derivative financial instruments:

The Group has derivative financial instruments in respect of convertible debentures in which the exercise price is stated in NIS that is linked to the Israeli CPI.

Derivatives that are embedded in financial instruments or any other host contract are separated from the host contract if their economic characteristics and risks are not closely related to the economic characteristics and risks of the host contract and the compound instrument as a whole (including the embedded derivative) is presented as a financial asset or financial liability at fair value through profit or loss. Remeasurements of separable embedded derivatives are recognized in profit or loss.

As for the method of determining the fair value of embedded derivatives, see Note 9a.

o.	Revenue recognition:

Revenue is measured at the fair value of the consideration received or receivable and/or the consideration that the Group is entitled to receive for revenue from sale of goods or rendering of services in the ordinary course of business. Revenue is presented net of estimated returns, discounts etc.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Revenue recognition: (Cont.)

Revenue from the sale of goods is recognized when all the following conditions are satisfied:

•	The Group transferred to the buyer the significant risks and rewards of ownership of the goods;
•	The Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;
•	The amount of the revenue can be measured reliably;
•	It is probable that the economic benefits associated with the transaction will flow to the Group;
•	The costs incurred or to be incurred in respect of the transaction can be measured reliably.

p.	Provisions:

1.	General:

Provisions are recognized when the Group has a legal or constructive obligation as a result of a past event and it is probable that the Group will be required to settle the obligation using economic sources that can be measured reliably.

The amount recognized as a provision reflects management's best estimate of the amount required to settle the present obligation at the date of the statement of financial position, taking into account the risks and uncertainties surrounding the obligation. If a provision is measured using the cash flows estimated to settle the obligation, the carrying amount of the provision is the present value of those cash flows. Changes in the time value are recorded in profit or loss.

If some or all of the amount required to settle the present obligation is expected to be recovered from a third party, the Group recognizes an asset in respect of the receivable in the amount of the recognized provision only when and if it is virtually certain that the reimbursement will be received and the amount receivable can be measured reliably.

2.	Provision for warranty and returns:

The provision for warranty and returns in respect of sold products is computed on the basis of a percentage of sales based on historical experience and it is carried to the statement of profit or loss.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.	Share-based payments:

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date. The Group measures the fair value of the equity instruments at the grant date using the Black & Scholes model (as for the way the fair value of share-based payments is measured, see Note 14b(2)). If the equity instruments granted do not vest until those employees complete the defined service period, comply with the performance conditions or in the occurrence of a defined market condition, the Company recognizes the share-based payment arrangements in the financial statements over the vesting period with a corresponding increase in equity under the item "capital reserve for share-based payment". At the end of each reporting period, the Company revises the number of equity instruments that is expected to vest. Change in estimate compared to previous periods is recorded in profit or loss over the remaining vesting period.

As for cash-settled share-based payments, the Group measures the goods or services acquired and the liability incurred in respect of cash-settled share-based payments at the fair value of the liability. Until the liability is settled, the Group remeasures the fair value of the liability at each reporting date and at the date of settlement and any changes in fair value are recognized in the statement of profit or loss for the period.

r.	Taxes on income:

Considering the tax losses accumulated in the Company and subsidiaries and since taxable income in the foreseeable future is not expected, the Company and its subsidiaries do not record deferred taxes receivable in respect of carryforward tax losses and temporary differences in the value of assets and liabilities between the financial statements and the tax bases.

Also, taxes associated with the sale of investments in subsidiaries are not taken into account because the Group intends to holds the investments and develop them. Also, deferred taxes associated with distribution of earnings in these companies are not taken into account.

s.	Employee benefits:

1.	Post-employment benefits:

The Group's post-employment benefits comprise: pension and retirement compensation. The Group's post-employment benefits are in part defined contribution plans and in part defined benefit plans. Expenses relating to the Company's obligation to make payments to defined contribution plan are recognized in the statement of profit or loss when the employees have rendered the service entitling them to the contributions. The difference between the amount of the contribution that is payable and total contributions made is presented as an employee benefit liability.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

s.	Employee benefits: (Cont.)

1.	Post-employment benefits: (Cont.)

If total contribution already paid exceeds the contribution due for service provided before the date of the statement of financial position, the Group recognizes an asset to the extent that the prepayment will lead to a reduction in future payments or a refund.

Expenses relating to defined benefit plan are taken to profit or loss using the projected unit credit method, with actuarial valuations carried out at the end of each reporting period. The present value of the Group's obligations in respect of defined benefit plan is determined by discounting the expected future cash flows from the plan by market reference to market yields on Government bonds that are stated in the currency in which the benefits in respect of the plan will be paid and have maturity periods that are consistent with the expected settlement dates of the plan.

Actuarial gains and losses that exceed 10% of the greater of the present value of the defined benefit obligation and the fair value of the plan assets at the beginning of the period are recognized over the expected average remaining working lives of the employees participating in the plan. The Group's liability in respect of defined benefit plan recognized in the Group's statement of financial position represents the present value of the defined benefit obligation plus (less) actuarial gains (losses) which have not yet been recognized and less the fair value of plan assets.

2.	Short-term employee benefits:

Short-term employee benefits are benefits that are expected to be used or paid within a period of no more than 12 months after the end of the period in which the employee render the related service.

The Group's short-term employee benefits comprise the Company's liability for salary, grants and accrued vacation. These benefits are taken to profit or loss when incurred. The benefits are measured on an undiscounted basis. The difference between the amount of short-term benefits to which the employee is entitled to and the respective amount contributed is recognized as a liability.

t.	Earnings per share:

The Company computes basic earnings per share amounts for income or loss attributable to stockholders of the Company by dividing the income or loss attributable to stockholders of the Company by the weighted average number of Ordinary shares outstanding during the period. For the purpose of computing diluted earnings per share, the Company adjusts the income or loss attributable to stockholders and the weighted average number of shares outstanding during the period for the effects of all dilutive potential shares.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

u.	Exchange rates and linkage basis:

1.	Balances in or linked to foreign currency are included in the financial statements at the representative exchange rates published by the Bank of Israel in effect at the end of the reporting period.

2.	Below are data about the exchange rate of the dollar and the Israeli CPI:

	December 31,
	2011	2010	2009

Israeli CPI - points *)	116	113.5	110.6
Exchange rate of dollar - in NIS	3.821	3.549	3.775
Exchange rate of dollar - in Euro	0.774	0.749	0.694
Exchange rate of dollar - in Pound	0.649	0.646	0.618

*)	At the average of 2006.

	Year ended December 31,
Change in percentages	2011	2010	2009

Israeli CPI	2.2	2.7	3.9
$ 1 per NIS 1	7.7	(6)	(0.7)
$ 1 per € 1	3.7	8	(3.3)
$ 1 per £ 1	(0.5)	4.6	(9.9)

NOTE 3:-	NEW FINANCIAL REPORTING STANDARDS AND INTERPRETATIONS ISSUED

a.	New standards and interpretations in effect which have no significant impact on the current reporting period and/or on prior reporting periods but their adoption may affect future periods:

1.	Amendment to IAS 1 (Revised), "Presentation of Financial Statements" (regarding presentation of the items of other comprehensive income in the statement of changes in equity):

The Amendment determines that the items of other comprehensive income will be presented in the statement of changes in equity or in the notes according to the Company's accounting policies.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:-	NEW FINANCIAL REPORTING STANDARDS AND INTERPRETATIONS ISSUED (Cont.)

a.	New standards and interpretations in effect which have no significant impact on the current reporting period and/or on prior reporting periods but their adoption may affect future periods: (Cont.)

2.	IFRIC 19, "Extinguishing Financial Liabilities with Equity Instruments":

The Interpretation prescribes the accounting treatment regarding settlement of financial liabilities by issuing equity instruments. According to the Interpretation, when such event occurs, the liability is considered settled if the difference between its carrying amount at the date of extinguishment and the fair value of the consideration paid that is measured in the amount of the fair value of the equity instruments issued and taken to profit or loss. Currently, the Company's management can not anticipate the effect of the adoption of the Interpretation on its financial position and operating results.

3.	Amendment to IAS 32, " Financial Instruments: Presentation":

The Amendment determines that derivative instruments that were issued in rights issue to existing shareholders which enable the holder to purchase a fixed amount of equity instruments in consideration of a fixed amount of cash or another financial asset that is stated in a currency other than the Company's functional currency, will be classified as equity instruments provided that such rights were issued pro rata to all of the entity's existing holders of equity instruments. Currently, the Group's management can not anticipate the effect of the adoption of the Standard on its financial position and operating results.

4.	Amendment to IFRS 7, "Financial Instruments: Disclosures" (the nature and extent of risks arising from financial instruments):

The Amendment encourages the provision of qualitative disclosures in connection with the quantitative disclosure that is required in order to assist the readers of the financial statements to create a comprehensive picture of the nature and extent of risks arising from financial instruments. The Amendment also clarifies the extent of the disclosure that is required in the issue of credit risk and collaterals held and it provides relief regarding loans whose terms have been renegotiated.

Currently, the Company's management can not anticipate the effect of the adoption of the Amendment on its financial position and operating results.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:-	NEW FINANCIAL REPORTING STANDARDS AND INTERPRETATIONS ISSUED (Cont.)

b.	New standards and interpretations issued but not yet effective, were not early adopted by the Group and are expected to affect or could affect future periods:

1.	IFRS 9, "Financial Instruments":

The Standard outlines the classification and measurement requirements for financial instruments. The Standard determines that all financial assets will be treated as follows:

•	After initial recognition, debt instruments will be classified and measured at amortized cost or at fair value through profit or loss. The measurement model will take into account the business model of the entity regarding the management of financial assets and the characteristics of the contractual cash flows that derive from these financial assets.
•	A debt instrument which according to the criteria is measured at amortized cost may be designated at fair value through profit or loss only if doing so eliminates or reduces a recognition and measurement inconsistency that would arise from measuring asset at amortized cost.
•	Equity instruments will be measured at fair value through profit or loss.
•	At the date of initial recognition, equity instruments may be designated at fair value with gains and losses recognized in other comprehensive income. Instruments designated as above will no longer be subject to impairment testing and the respective gain or loss will not be carried to profit or loss including upon sale.
•	Embedded derivatives will not be separated from the host contract within the scope of the Standard. Instead, compound contracts will be measured in their entirety at amortized cost or fair value based on the business model and contractual cash flows criteria.
•	Debt instruments will be reclassified between amortized cost and fair value or vice versa only if the entity changes its business model for managing financial assets.
•	Investments in equity instruments which do not have a quoted price in active market, including derivatives on these instruments, will always be measured at fair value. The measurement option of at cost under certain circumstances has been eliminated. The Standard indicates that in certain circumstances cost may be an appropriate estimate of fair value.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:-	NEW FINANCIAL REPORTING STANDARDS AND INTERPRETATIONS ISSUED (Cont.)

b.	New standards and interpretations issued but not yet effective, were not early adopted by the Group and are expected to affect or could affect future periods: (Cont.)

1.	IFRS 9, "Financial Instruments": (Cont.)

The Standard also determines the following provisions regarding financial liabilities:

•	Remeasurement of financial liability that is designated upon initial recognition at fair value through profit or loss attributable to changes in the credit risk of that liability will be carried directly to other comprehensive income unless this designation creates or enlarges inconsistency ("accounting mismatch").
•	If the financial liability is settled or discharged, amounts carried to other comprehensive income will not be reclassified to profit or loss.
•	All derivatives, both assets and liabilities, will be measured at fair value including derivative financial instrument that represent a liability related to an unquoted equity instrument whose fair value cannot be measured reliably.

The provisions of the Standard apply retrospectively, except exceptions as specified in the Standard, for annual reporting periods starting on or after January 1, 2013. Earlier application is permitted. Also, according to the transitional provisions of the Standard, only the provisions regarding financial assets may be adopted earlier without adopting the above provisions regarding financial liabilities.

Currently, the Company's management can not anticipate the effect of the adoption of the Standard on its financial position and operating results.

2.	IFRS 12, "Disclosure of Interests in Other Entities":

The Standard determines disclosure requirements regarding entity's interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities. The purpose of the disclosure is to assist in evaluating the nature of and risks associated with interests in these entities and the effect of these interests on the financial statements of the reporting entity.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:-	NEW FINANCIAL REPORTING STANDARDS AND INTERPRETATIONS ISSUED (Cont.)

b.	New standards and interpretations issued but not yet effective, were not early adopted by the Group and are expected to affect or could affect future periods: (Cont.)

3.	IFRS 13, "Fair Value Measurement":

The Standard replaces the provisions of fair value measurement in existing IFRS accounting literature with a single standard establishing guidance for fair value measurement. Accordingly, provisions of fair value measurement were determined for all items that are measured at fair value in the statement of financial position or for disclosure purposes.

According to the Standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the ordinary course of business between market participants at the measurement date.

The Standard determines the different approaches in which fair value can be measured and it indicates that valuation techniques that maximize the use of observable inputs should be applied. As for non-financial assets, it is determined that in order to measure their fair value, the best use should be evaluated and used to estimate fair value.

The Standard applies prospectively for annual periods beginning on or after January 1, 2013. Earlier application is permitted.

The Company's management believes that the adoption of the Standard will not have a significant impact on the Group's financial statements.

4.	Amendment to IAS 1 (Revised), "Presentation of Financial Statements" (regarding presentation of items of other comprehensive income in the statement of comprehensive income):

The Amendment determines that items that are included in other comprehensive income will be separated and presented in two categories:

Items that may be reclassified subsequently to profit or loss

Items that will not be reclassified subsequently to profit or loss

Also, the Amendment determines that if the items of other comprehensive income are presented before tax, the total tax effect will be allocated to each category. The Amendment applies retrospectively for annual periods beginning on or after January 1, 2013. Earlier application is permitted.

Currently, the Company's management can not anticipate the effect of the adoption of the Amendment on its financial position and operating results.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:-	NEW FINANCIAL REPORTING STANDARDS AND INTERPRETATIONS ISSUED (Cont.)

c.	New standards and interpretations issued but not yet effective, were not early adopted by the Group and their impact on the financial statements is not expected to be significant:

1.	Amendment to IFRS 7, "Financial Instruments: Disclosures" (disclosures regarding transfers of financial assets):

The Amendment requires the disclosure of information regarding the entity's exposure to risks of financial asset transfer transactions in which the transferee retains a certain level of continuing exposure to the asset ("continuing involvement") and regarding financial asset transfer transactions which were derecognized in their entirety carried out close to the end of the reporting period.

2.	IFRS 10, "Consolidated Financial Statements":

The Standard establishes a new model for determining the existence of control in another entity based on the power of the investor in the investee, the investor's exposure to variable returns from its involvement with the investee and the investor's ability to use its power to affect the amount of returns. The Standard does not contain a change in the consolidation procedure of financial statements.

3.	IAS 19 (2011), "Employee Benefits":

The Standard modifies the provisions of IAS 19, "Employee Benefits" in its present format. Accordingly, it is determined that actuarial gains or losses will be carried to other comprehensive income. Also, it determines that short-term employee benefits will include benefits that are expected to be settled wholly before 12 months after the end of the year in which the employee renders the related services.

NOTE 4:-	CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group's accounting policies, which are described in Note 2 above, the Group management is required, in certain cases, to make broad accounting judgments regarding estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on past experience and other factors that are considered to be relevant. Actual results could differ from these estimates.

Management reviews the estimates and underlying assumptions on an ongoing basis. Changes in accounting estimates are only recognized in the period in which the estimate is changed if the change affects only that period or in the period of change and future periods if the change affects both current and future periods.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:-	CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (Cont.)

The following relates to critical judgments, except those involving estimates (see above) that the management has made in the process of applying the Group's accounting policies and that have the most significant effect on the amounts recognized in the financial statements.

Among others, the Company's management makes critical judgment regarding employee benefits and embedded derivatives.

The present value of the Company's liability for retirement is based on a large number of inputs, which are determined on the basis of an actuarial valuation, while using a large number of assumptions, including discount rate. Changes in the actuarial assumptions may affect the carrying amount of the Company's liability for retirement and pension payments. The Company estimates the discount rate once a year, based on the discount rate of Government bonds. Other key assumptions are determined based on market conditions and the Company's past experience. For additional information about the assumptions used by the Company, see Note 2(s).

As described in Note 2m above, the conversion option in a compound financial instrument is measured at fair value. For the purpose of the valuation, the Company's management makes judgment in selecting the appropriate valuation technique of financial liabilities that do not have a quoted price in active markets. The Company's management uses valuation techniques that market participants would apply. The fair value of financial liabilities is determined by reference to assumptions that are corroborated by observable prices and levels of activity in the market. For additional information about the assumptions used by the Company, see Note 8.

NOTE 5:-	ADDITIONAL INFORMATION ABOUT CURRENT ASSETS

a.	Cash and cash equivalents:

	December 31,
	2011	2010
	US dollars in thousands

Cash and deposits in dollars	294	187
Cash and deposits in NIS	11	43
Cash and deposits in Pounds	-	14
Cash and deposits in Euro	1	1

Total cash and cash equivalents	306	245

b.	Short-term deposits:

	December 31,
	2011	2010
	US dollars in thousands

Restricted deposit	9	100

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-	ADDITIONAL INFORMATION ABOUT CURRENT ASSETS (Cont.)

c.	Trade receivables:

1.	Composition:

	December 31,
	2011	2010
	US dollars in thousands

Credit card companies	-	21
Checks receivable	-	25
Open accounts	316	458

	316	504
Less - allowance for doubtful accounts	(96)	(38)

	220	466

Company's sales are made directly to the customer and through distributors and retail chains. Sales directly to customer are charged by credit cards at the time of order. The credit period on the retail distribution channels varies between 30 and 60 days.

The Group's balance of trade receivables as of December 31, 2011 includes an amount of approximately $ 190 thousand (2010 - $ 194 thousand) that is past due, however, the Group, based on past experience, has not recognized an allowance for doubtful accounts because it believes that it is collectible. The Group does not hold collaterals in respect of these debts. The average age of receivables that are past due as of December 31, 2011 is more than 120 days (2010 - more than 120 days).

2.	Age of receivables that deviate from the credit days determined for them and for which an allowance for doubtful accounts has not been recognized:

	December 31,
	2011	2010
	US dollars in thousands

0 - 30 days	-	-
31 - 60 days	-	-
61-90 days	91	2
More than 90 days	99	192

Total	190	194

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-	ADDITIONAL INFORMATION ABOUT CURRENT ASSETS (Cont.)

c.	Trade receivables: (Cont.)

3.	Movement in the allowance for doubtful accounts:

	December 31,
	2011	2010
	US dollars in thousands

Balance at the beginning of the year	38	34

Doubtful accounts written off	(12)	-
Impairment loss on receivables	70	4

Balance at the end of the year	96	38

4.	Age of receivables for which an allowance for doubtful accounts has been recognized:

	December 31,
	2011	2010
	US dollars in thousands

More than 90 days	96	38

Total	96	38

d.	Other accounts receivable:

	December 31,
	2011	2010
	US dollars in thousands

Advances to suppliers	38	-
Prepaid expenses	21	24
Government authorities	20	12

	79	36

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-	ADDITIONAL INFORMATION ABOUT CURRENT ASSETS (Cont.)

e.	Inventories:

	December 31,
	2011	2010
	US dollars in thousands

Raw materials	8	8
Finished goods	69	300

	77	308
Merchandise - materials in transit and payments on account	-	8

	77	316

f.	Breakdown by linkage basis:

	December 31,
	2011	2010
	US dollars in thousands
Monetary items:

In or linked to the dollar	414	608
In or linked to the Pound or the Euro	107	146
In NIS	15	64

	536	818
Non-monetary items	155	345

	691	1,163

g.	Charges, see Note 12i.

NOTE 6:-	INVESTMENT IN SUBSIDIARIES

Subsidiaries:

Details of the Group's subsidiaries:

Name of subsidiary	Place of incorporation	Principal place of business	Proportion of ownership interests and voting rights

InterCure Inc.	Delaware, USA	USA	100%

InterCure UK Limited	UK	UK	100%

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7:-	PROPERTY, PLANT AND EQUIPMENT, NET

Composition and movement:

	Computers and software	Office furniture and equipment	Production molds	Leasehold improvements and installation	Total
	US dollars in thousands
Cost:

Balance at January 1, 2010	405	253	167	65	890

Purchases	-	-	-	-	-

Balance at December 31, 2010	405	253	167	65	890

Purchases	4	-	-	-	4
Disposals	(276)	(69)	(4)	(4)	(353)

Balance at December 31, 2011	133	184	163	61	541

Accumulated depreciation:

Balance at January 1, 2010	333	118	123	35	609

Depreciation expenses	21	95	12	12	140

Balance at December 31, 2010	354	213	135	47	749

Depreciation expenses	44	2	1	12	59
Depreciation expenses on disposals	(265)	(60)	(3)	(2)	(330)

Balance at December 31, 2011	133	155	133	57	478

Depreciated cost:

At December 31, 2011	-	29	30	4	63

At December 31, 2010	51	40	32	18	141

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8:-	ADDITIONAL INFORMATION ABOUT CURRENT LIABILITIES

a.	Short-term loan:

1.	Interested parties in the Company that are also holders of debentures (series B) of the Company have provided the Company a qualifying loan totaling $ 150 thousand and have undertaken to provide the Company an additional identical loan if a substantial investment offer is received. This agreement is not binding to the holders of debentures (series A) who are not a party to the agreement.

The loan agreement was signed between the lenders and the Company on June 29, 2010. Another qualifying loan of $ 150 thousand was received by the Company on July 14, 2010 after having received investment offers from potential investors that expressed their interest in making an investment in the Company based on a corporate value of at least the value determined in the agreement between the holders of the Company's debentures.

The loans are interest free and will be repaid in the context of the completion of the agreement detailed in Note 12g or any other alternative reached by the Company.

2.	In October 2010, an amount of $ 200 thousand was received as an advance from a third party with which the Company is holding negotiations. This advance and another advance in an identical amount received in the reporting year were both classified in payments on account of shares (see Note 12g).

b.	Trade payables:

	December 31,
	2011	2010
	US dollars in thousands

Checks payable	136	98
Open accounts	651	884

	787	982

The average credit period on purchases of goods is 30 to 60 days, in respect of which no interest is charged from the Company.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8:-	ADDITIONAL INFORMATION ABOUT CURRENT LIABILITIES (Cont.)

c.	Other accounts payable:

	December 31,
	2011	2010
	US dollars in thousands

Accrued expenses	208	172
Interest payable **)	1,966	1,211
Provision for deferred salary *)	539	435
Short-term employee benefits	105	108
Customer advances	28	7
Provision for returns	27	53
Salary and payroll accruals *)	21	24
Government authorities	32	36

	2,926	2,046

*)	Including amounts to interested parties, see also Note 21.

**)	Including interest payable to interested parties in the amount of approximately $ 50 thousand and $ 31 thousand as of December 31, 2011 and 2010, respectively.

d.	Breakdown by linkage basis:

	December 31,
	2011	2010
	US dollars in thousands
Monetary liabilities:

In or linked to the dollar	2,036	1,995
In NIS	546	685
In NIS linked to the Israeli CPI	11,511	10,419
In or linked to the Pound or the Euro	78	75

	14,171	13,174
Non-monetary liabilities	133	87

	14,304	13,261

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8:-	ADDITIONAL INFORMATION ABOUT CURRENT LIABILITIES (Cont.)

e.	Current provisions:

	December 31,
	2011	2010
	US dollars in thousands
Composition:

Accrued vacation	105	108
Provision for returns	27	53

Total provisions	132	161

NOTE 9:-	CONVERTIBLE DEBENTURES

a.	General:

1.	On July 26, 2007, based on a prospectus, the Company issued NIS 41,000,000 par value of convertible debentures (series A) that bear annual interest of 7.4% and are linked, principal and interest, to the Israeli CPI for June 2007 as well as 500,000 options that are convertible into Ordinary shares of the Company (see also Note 12e) (collectively, "the unit"). The debentures are convertible until July 15, 2014, excluding between July 16 and July 31 of each of the years 2012-2013, into registered Ordinary shares of NIS 0.01 par value each at a conversion ratio of NIS 11.85 par value of debentures (series A) per share (subject to adjustments). Any debentures that are not converted into shares as above will be repayable in three equal annual installments on July 31 of each of the years 2012-2014 (inclusive). The interest is payable on January 31 and July 31 of each of the years 2009-2014 (inclusive).

The consideration from the issuance of the unit, less issuance expenses, was split into the unit's components as follows: options (series 1), liability component and conversion component which represents the option to convert the debentures into the Company's shares. For the purpose of split, the conversion component was estimated using the Black & Scholes model.

As a result of the split, the Group recognizes finance expenses using an effective interest rate of 18.3%. As of the date of issuance, the consideration was split into the debenture components as follows:

US dollars in thousands

Consideration for the issuance of a unit, net	8,742
Options	(229)
Conversion component	(2,444)

Financial liability	6,069

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9:-	CONVERTIBLE DEBENTURES (Cont.)

a.	General: (Cont.)

2.	In the year ended December 31, 2008, in a stock market transaction, a subsidiary acquired NIS 2,309 thousand par value of convertible debentures (series A) in consideration of $ 115 thousand. On that date, the Group recognized a gain of approximately $ 349 thousand in the amount of the difference between the carrying amount of the liability component and the share of the repurchase cost attributed to it.

In the year ended December 31, 2009, in a stock market transaction, a subsidiary acquired NIS 2,199 thousand par value of convertible debentures (series A) in consideration of $ 135 thousand. On that date, the Group recognized a gain of approximately $ 282 thousand in the amount of the difference between the carrying amount of the liability component and the share of the repurchase cost attributed to it.

3.	The outstanding convertible debentures (series A) as of December 31, 2011 amount to NIS 40,727 thousand par value (including NIS 4,508 thousand par value of debentures (series A) held by a subsidiary).

4.	In 2008, NIS 179 thousand par value of convertible debentures (series A) were converted into 15,136 Ordinary shares of NIS 0.01 par value each. In 2007, NIS 94 thousand par value of convertible debentures (series A) were converted into 7,888 Ordinary shares of NIS 0.01 par value each.

5.	On August 20, 2009, the Company signed a loan agreement with four interested parties ("the optionees") in an overall amount of $ 1,000 thousand. In return for the loan, the optionees were issued convertible debentures (series B) of the Company bearing annual interest of Libor + 5% and repayable in three equal annual installments (principal and interest) on July 31 of each of the years 2012, 2013 and 2014. The debentures (series B) are convertible into Ordinary shares of the Company of NIS 0.01 par value each in such a manner that the debt amount (principal and accrued interest) is convertible into Ordinary shares of the Company as above for a conversion price of $ 0.37. The loan reflects annual effective interest of 57.5%. As of the issuance date, the total conversion component of the debentures (series B) is $ 765 thousand and the total liability component of the debentures (series B) is $ 235 thousand.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9:-	CONVERTIBLE DEBENTURES (Cont.)

a.	General: (Cont.)

6.	In 2010, negotiations were held between the representatives of the holders of debentures (series A), the Company's Board, the holders of debentures (series B) and the Company's management in order to reach an understanding regarding the deferral of one to three of the interest payments.

On June 28, 2010, the Company was informed that an agreement was signed between some of the holders of debentures (series A) and the entire holders of debentures (series B) of the Company which consists, among others, of an agreement to convert both the series of the Company's debentures into shares in the event of an investment in the Company and subject to certain business conditions and the approvals required by law.

In the third quarter of 2010, the Company's Board and audit committee approved the Company's engagement in a memorandum, of understanding ("MOU") for signing an overall transaction between the holders of the Company's debentures (series A, series B and the owners of the qualifying loan) and Bridge Capital Fund, an investment fund registered in the Cayman Islands, and a holding company traded in South Korea, which are both unrelated third parties ("the investor"). According to the MOU, the Company's entire debentures will be converted into shares and additional capital will be provided to the Company. Also according to the MOU, the investor will provide the Company a loan for its continued operating activities, all subject to certain prerequisites. However, there is no certainty that the prerequisites underlying the transaction will be met, in whole or in part, on the dates stipulated in the MOU or that the parties will ultimately sign a binding agreement. See also Note 12g.

As of the date of these financial statements, the record date was set for March 29, 2012 and the interest payment date was deferred to April 12, 2012.

7.	Starting from 2010, the Company presents the entire outstanding liability in respect of debentures (series A and B) in current liabilities since it does not hold an unconditional right to defer the settlement of this liability for at least 12 months after the reporting period.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9:-	CONVERTIBLE DEBENTURES (Cont.)

b.	Composition:

	December 31,
	2011	2010
	US dollars in thousands
In current liabilities:

Liability component of convertible debentures *)	10,291	9,733
Conversion component of convertible debentures **)	-	-

	10,291	9,733

*)	Including interest payable in respect of debentures (series B) totaling approximately $ 132 thousand and $ 76 thousand as of December 31, 2011 and 2010, respectively.

**)	Less than $ 1 thousand.

The fair value of the conversion component of convertible debentures was calculated using the Black & Scholes model according to the following inputs:

Share price ($)	0.001
Exercise increment ($)	3.77
Expected volatility	259%
Expected life of the liability component of convertible debentures (years)	0.5-2.5
Risk-free interest rate	0.73%-0.017%
Expected dividend yield	0%

c.	Breakdown by maturity dates as of December 31, 2011:

US dollars in thousands

2012	4,041
2013	4,041
2014	4,041

12,123
Discount on debentures	(1,832)

10,291

The quoted market price of debentures (series A) on the TASE as of December 31, 2011 is NIS 0.120 ($ 0.031) (December 31, 2010 - NIS 0.176 ($ 0.05)). The market value of the debentures (series A) on the TASE as of December 31, 2011 is approximately $ 1,137 thousand.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10:-	EMPLOYEE BENEFIT LIABILITIES

a.	Composition:

	December 31,
	2011	2010
	US dollars in thousands
Post-employment benefits under defined benefit plans:

Accrued severance pay and retirement compensation	52	89

Short-term employee benefits:

Vacation	105	108

b.	Post-employment benefits:

1.	Defined contribution plans:

Accrued severance pay and retirement compensation plans:

According to labor laws and the Severance Pay Law in Israel, the Company and the subsidiaries are required to pay compensation to an employee upon dismissal or retirement (including employees who quit their job under other specific circumstances). The computation of the Company's employee benefit liability is made according to the current employment contract based on the employee's latest salary which establishes the entitlement to receive the compensation.

The Company has received the Ministry of Labor's approval under section 14 to the Severance Pay Law, 1963 pursuant to which the fixed contributions paid by the Company into pension funds and/or policies of insurance companies release it from any additional liability to employees for whom said contributions were made. The Group deposits 6.66% of the monthly salary of some of its employees in the defined contribution plan and the balance in the defined benefit plan. The Group will have no legal or constructive obligation to make any additional payments if the plan does not hold sufficient assets for paying all the employee benefits relating to the employees' service in the current period and in previous periods in respect of that number of employees.

The overall amount of expenses recognized in the statement of profit or loss in respect of defined contribution plans in the year ended December 31, 2011 was $ 15 thousand (2010 - $ 2 thousand).

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10:- EMPLOYEE BENEFIT LIABILITIES (Cont.)

b.	Post-employment benefits: (Cont.)

2.	Defined benefit plans:

General:

Accrued severance pay and retirement compensation:

According to labor laws and the Severance Pay Law in Israel, the Company and the subsidiaries are required to pay compensation to an employee upon dismissal or retirement (including employees who quit their job under other specific circumstances). The computation of the Company's employee benefit liability is made according to the current employment contract based on the employee's latest salary and employment term which establish the entitlement to receive the compensation.

c.	Short-term employee benefits:

Additional information:

1.	Paid annual leave:

According to the Annual Leave Law, 1951, the Company's employees are entitled to paid leave days for every work year. According to this law and an addendum to it as established in an agreement signed between the Company and the employees, the number of paid leave days to which each employee is entitled is determined based on that employee's seniority.

The Company has two employees. Based on past experience, the Company's management estimates that in the coming 12 months, the employees will utilize their paid annual leave as accrued as of December 31, 2011.

2.	Bonuses:

There is no fixed bonus policy and bonuses are distributed based on business circumstances.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11:-	TAXES ON INCOME

a.	Tax laws applicable to the companies:

1.	The provision for taxes is determined according to the provisions of the Income Tax (Inflationary Adjustments) Law, 1985 according to which the results for tax purposes are measured in real basis based on the increase in the Israeli CPI. According to the Law, the results for tax purposes are measured after adjustment to the changes in the Israeli CPI.

On February 26, 2008, the "Knesset" (Israeli parliament) passed the third reading of the Income Tax (Inflationary Adjustments) (Amendment 20) (Limitation of the Application Period) Law, 2008 ("the Amendment") according to which the application of the Inflationary Adjustments Law will end in the 2007 tax year and from 2008, the provisions of the Inflationary Adjustments Law will no longer apply, excluding transitional provisions aimed at preventing tax miscalculations.

According to the Amendment, from the 2008 tax year and thereafter, the adjustment of income for tax purposes will no longer be calculated on a real basis. Moreover, the linkage to the Israeli CPI of amounts of depreciation on property, plant and equipment and carryforward tax losses will discontinue so that these amounts will be adjusted to the Israeli CPI only until the end of the 2007 tax year and their linkage to the Israeli CPI will cease from that date onward.

2.	The subsidiary is assessed according to the tax laws in the United States (see also c(2) below).

b.	Benefits by virtue of the Law for the Encouragement of Capital Investments:

In August 1999, the Company received a letter of approval for an approved enterprise status. In July 2005, the Company received a final performance approval for investments totaling approximately $ 189 thousand.

In January 2005, the Company received an approval for the expansion of its investment plan. In July 2009, the Company received a final performance approval for investments totaling approximately $ 68 thousand (NIS 256 thousand).

Pursuant to the Law for the Encouragement of Capital Investments, 1959, the Company is entitled to various tax benefits by virtue of the "approved enterprise" status granted to some of its production facilities under the alternative track. These tax benefits include tax exemption for a period of two years and reduced tax for an additional period of five years from the beginning of the benefit period in respect of the part of the taxable income generated by the approved enterprise recognized by the Investment Center. In the context of the letter of approval, the Company will be entitled to tax benefits as discussed above in respect of its income generated by the approved enterprise. In respect of property, plant and equipment used by the approved enterprise, the Company is entitled to deduct accelerated depreciation.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11:-	TAXES ON INCOME (Cont.)

b.	Benefits by virtue of the Law for the Encouragement of Capital Investments: (Cont.)

The benefit period is limited to the earlier of 14 years from the date of filing the application or 12 years from the date of receipt of the letter of approval.

The above benefits are conditional upon the fulfillment of the conditions stipulated by the Law, regulations published thereunder and the letters of approval for the investment in the approved enterprises. Non-compliance with the conditions may cancel all or part of the benefits and refund of the amount of the benefits including interest.

c.	The tax rates applicable to the Group:

1.	The Company:

Pursuant to Amendment 147 to the Israeli Income Tax Ordinance, 2005, the corporate tax rate of 34% was gradually reduced from 2006 (31%) to 2010 (25%) (the corporate tax rates in 2007, 2008 and 2009 were 29%, 27% and 26%, respectively).

On July 23, 2009, the Economic Efficiency (Legislative Amendments for Adopting the Economic Plan for 2009 and 2010), 2009 Law was issued ("the Arrangement Law"). According to the Arrangement Law, the corporate tax rates applicable in 2009 and 2010 will be gradually reduced from 26% and 25%, respectively, to 24% in 2011 through 18% in the 2016 tax year.

On September 26, 2011, the recommendations of the Committee for Socio-Economic Change headed by Prof. Manuel Trachtenberg were made public. On December 6, 2011, the Law for Tax Burden Reform (Legislative Amendments), 2011 was issued, based on the Trachtenberg Committee's tax recommendations and after having been approved by a third reading of the Israeli Parliament a day earlier.

The Key changes enacted in the new Law regarding corporate taxation are as follows:

a)	Cancellation of the reductions in income tax and corporate tax scheduled for the coming years effective from 2012.

b)	Increase of the corporate tax rate in 2012 to 25%.

c)	Increase of the capital gains tax and betterment tax rates as detailed in 2 above.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11:-	TAXES ON INCOME (Cont.)

c.	The tax rates applicable to the Group: (Cont.)

2.	The subsidiaries:

The tax rates applicable to InterCure Inc. which was incorporated in the United States include progressive corporate tax of up to 35% and State tax and local tax at the rates determined in each State and city in which the Company conducts its business activities.

InterCure UK Limited has not yet commenced operation.

d.	Losses carried forward:

The Company's losses for tax purposes which can be carried forward to future years indefinitely amount to approximately $ 29.7 million, $ 24.8 million and $ 22 million as of December 31, 2011, 2010 and 2009, respectively.

The subsidiary's losses which amount to approximately $ 24.1 million, $ 23.5 million and $ 22.8 million as of December 31, 2011, 2010 and 2009, respectively, pursuant to tax laws in the United States can be carried forward progressively until 2030.

Due to the uncertainty of the existence of taxable income in the foreseeable future, no deferred taxes were created in respect of said carryforward losses. According to Israeli tax laws, there is no expiration date for the utilization of the Company's carryforward losses for tax purposes or deductible temporary differences.

e.	Amounts for which no deferred tax was recognized:

The Company did not recognize deferred tax amounts totaling $ 7.5 million in respect of 2011 (2010 - $ 4.6 million, 2009 - $ 4.1 million), the majority of which relate to carryforward losses and the balance to research and development expenses and the provision for employee benefits.

f.	Theoretical tax:

The difference between the tax amount calculated on the loss according to regular tax rates and the amount of the provision for taxes is explained by the fact that the Company did not create any deferred taxes, as discussed in Note 2r, and due to permanent differences and non-deductible expenses.

g.	Tax assessments:

The assessments of the Company are deemed final through the 2006 tax year.

The subsidiaries have not been assessed since their incorporation.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES

a.	The Company received the Chief Scientist's approval for participation in certain of the Company's research and development expenses based on the Chief Scientist's budget approved.

In respect of the first program for developing a non-medicinal device for treating hypertension, the Company received a grant in the amount of approximately $ 280 thousand. As of the date of the financial statements, the Company has paid the Chief Scientist the entire royalties in respect of the grant.

On January 15, 2004, the Company received a letter of approval for developing a device for treating CHF patients and a grant of approximately $ 200 thousand.

According to the provisions of Chief Scientist's grants, the Company is required to pay royalties at a rate of 3%-5% of sales of products which were developed using the Chief Scientist's grants up to the full amount of the grants that have been or will be received, linked to the exchange rate of the dollar with the addition of Libor interest.

As of December 31, 2011, the Company has not yet begun making any sales of products that combine the CHF therapy technology and therefore has not yet paid any royalties in respect of this technology.

b.	On April 18, 2008, the Company signed a distribution agreement for the RESPeRATE device with Lloyds Pharmacy Ltd. ("Lloyds"), the second largest chain of pharmacies in the UK and the first to sell the device in May 2008. As of the date of the financial statements, Lloyds has completed the sales of the inventory of the old model of the RESPeRATE and has begun offering a competing product.

c.	On November 25, 2008, the Company signed a distribution agreement for the RESPeRATE device with Boots UK Limited ("Boots"). Effective from November 2009, the Company's product is sold in some 600 Boots pharmacies, including Boots Alliance stores which carry electronic medical devices.

d.	On August 24, 2009, the Company and Rite-Aid Corporation ("Rite-Aid") signed an agreement for expanding the distribution of the RESPeRATE device for treating hypertension in keeping with the trial distribution that was initiated in February 2009. In the first quarter of 2009, Rite-Aid began selling the device in its West Coast chain of pharmacies and later in the Greater New York area by consignment. As part of the change in the section distribution mix, the Company decided to terminate the engagement with Rite-Aid. The decision followed significant late payments made by Rite-Aid for devices actually sold and a high turnover of pharmacists which required increased awareness related budgets which the Company could not sustain. The payment of past debts has been settled as well as the process of recovering the remaining inventory of products from the stores.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES (Cont.)

e.	In April 2008 and May 2008, the Company's Board and general meeting respectively approved the amendment of the CEO's employment terms to an annual salary of $ 250 thousand. This update was effective retroactively from February 2008. If the Company's product sales are offered in at least 1,000 stores by the same retail chain, the CEO's annual salary will be increased to $ 300 thousand, which occurred in May 2008. In addition, the CEO will be entitled to an annual bonus of up to 50% of his base salary at the Board's discretion. As of the balance sheet date, the Company did not record a provision for a bonus since the Board did not approve such bonus.

f.	On February 12, 2010, InterCure Inc. ("the subsidiary") entered into a marketing collaboration agreement ("the agreement") with Omron Healthcare Inc., a US marketing and sales subsidiary of Omron Healthcare Group headquartered in Japan ("Omron"), one of the world's leading manufacturer of home blood pressure monitors. According to the agreement, Omron and the subsidiary will co-develop joint consumer marketing and medical plans for increasing sales of the RESPeRATE for the non-medicinal non-invasive treatment of hypertension and home blood pressure monitors. The agreement includes a clause which grants Omron a right of first offer to acquire the Company's operations if an offer is made by a third party.

g.	On August 22, 2010, the Company announced that it is in advanced negotiations with an unrelated third party ("the investor") according to which the Company, the investor and the holders of the Company's debentures (series A and B) and the owners of the loan granted to the Company on June 29, 2010 will enter into a binding MOU for an overall transaction in which the entire debentures issued by the Company will be converted into shares and additional capital will be provided to the Company subject to the fulfillment of the prerequisites stipulated in the agreement ("the agreement"). The MOU was signed by all the parties on September 21, 2010. According to the MOU, the investor will provide the Company an advance of $ 200 thousand in the form of a first degree secured loan ("the advance"). The advance will bear monthly interest of 2% to be paid on the date of repayment of the advance. If a binding agreement is signed and approved by the Court in accordance with section 350 of the Companies Law, the advance will become part of the consideration for the shares as defined below and will not accrue any interest as described above. To secure the advance, the Company will record a first degree floating charge in favor of the investor on all its assets and rights and a first degree fixed charge on its entire existing IP, as well as, if and to the extent possible, on the Company's shell corporation, all up to an amount of $ 212 thousand ("the charges on the advance"). The parties also agreed that if the Company violates the provisions of the MOU, the advance will be placed for immediate repayment with the addition of accrued interest.

In addition, it was agreed that based on the investor's exclusive discretion and with the Company's consent, the investor will be able to increase the amount of the advance up to an aggregate amount of $ 1,000,000 until the date of consummation of the agreement and such increase will be subject to the same conditions as applicable to the advance ("the advance increase"). An amount of $ 200 thousand was received by the Company as the advance in October 2010.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:- COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES (Cont.)

g.	(Cont.)

The parties agreed to several prerequisites for the consummation of the transaction, including, among others, converting the entire series of the Company's debentures into shares and the allocation of additional shares, obtaining various approvals, including of the Company's general meeting for amending the Company's articles of association, obtaining a pre-ruling from the Israeli tax authorities for the agreement, obtaining an exemption from issuing a prospectus, executing the debt refinancing agreement with the credit providers and obtaining the TASE's approval for listing the Company's Ordinary shares after receiving the final approval of the petition ("the prerequisites"). The outline of the agreement is as follows:

The investor will invest an amount of $ 500,000 in the Company less the advance and less any amount transferred on account of the advance increase up to a total of $ 500,000 in return for the allocation of 3,433,724 new Ordinary shares of the Company with no par value each which will represent about 8.87% of the Company's share capital on a fully diluted basis.

In return for 76.09% of the par value of debentures (series A) (NIS 27,560,533), the investor will pay the holders a cash amount of $ 2,100,000 ("debentures (series A) held by the investor"). Debentures (series A) held by the investor will be converted into 20,073,120 new Ordinary shares of the Company with no par value each which will represent about 51.84% of the Company's share capital on a fully diluted basis.

In return for 23.91% of the par value of debentures (series A) (NIS 8,658,660), the holders of debentures (series A) will be allocated the following shares: 6,306,349 new Ordinary shares of the Company with no par value each which will represent about 16.29% of the Company's share capital on a fully diluted basis. In addition, 1,489,264 new Ordinary shares of the Company with no par value each which will represent about 3.85% of the Company's share capital on a fully diluted basis will be allocated pro rata to the holders of debentures (series A) who held such debentures (series A) on the record date of the agreement.

In addition, the investor will be able to invest an additional amount of up to $ 1,500,000 in the Company in return for the allocation of up to 9,534,171 new Ordinary shares of the Company with no par value each ("the investment option"). The investment option will be in effect for a period of six months from the date of consummation of the agreement.

It was also agreed that on the date of consummation of the agreement, the holders of debentures (series A) on the record date of the agreement will be allocated, at no consideration and pro rata to their interests, an unquoted option to purchase 767,000 new Ordinary shares of the Company with no par value each which will be exercisable only if at the end of six months from the date of consummation of the agreement the investor partially exercises the investment option, namely invests $ 750,000 or less of the investment option.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES (Cont.)

g.	(Cont.)

Conversion of debentures (series B) into the Company's shares:

An amount of $ 1,000,000 par value of debentures (series B) will be converted into 4,351,607 new Ordinary shares of the Company with no par value each which will represent about 11.24% of the Company's share capital on a fully diluted basis.

The conversion of "a qualifying loan" into the Company's shares:

The group of lenders will convert the qualifying loan into 2,495,048 new Ordinary shares of the Company with no par value each which will represent about 6.44% of the Company's share capital on a fully diluted basis.

Waiver and conversion of amounts payable to the Company's management:

As of January 31, 2011, amounts payable to debtors from the Company's management in respect of salaries, consulting fees and directors' fees total $ 500,590 ("debt to management").

On the date of completion of the agreement, the debt to management will be settled as follows:

The debtors from the Company's management will sign a letter of waiver in which they will waive an aggregate amount of $ 70,000 out of the debt to management. Another amount of $ 100,000 of the debt to management will be converted into 550,513 new Ordinary shares of the Company with no par value each which will represent about 1.42% of the Company's issued and outstanding share capital on a fully diluted basis and allocated to the debtors from the Company's management. An aggregate amount of $ 330,590 payable to debtors from the Company's management will be paid to them after the consummation of the agreement, as agreed between the Company, the investor and each of the managers. These amounts will not bear any interest and/or linkage until they are repaid.

Issuance of unquoted options underlying the additional investment option:

On the date of consummation of the agreement and subject to the TASE's approval, the Company will issue to the investor, to holders of debentures (series A), to holders of debentures (series B) and to the group of lenders, pro rata to their fully diluted interests, unquoted options for making an additional investment of up to $ 3,000,000 in the Company's share capital ("the additional investment options").

The value of the Company for the purpose of exercising the additional investment option will be derived from the date of exercise. If the exercise takes place before eight months have elapsed from the date of grant of the options, the Company's value for the purpose of the additional investment option will be $ 8,000,000. If, however, the exercise takes place from the beginning of the ninth month through the end of the eighteenth month from the date of consummation of the agreement, the Company's value for the purpose of the additional investment option will be $ 10,000,000.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES (Cont.)

g.	(Cont.)

If the investor delivers to the Company a written demand, the Company undertakes that subject to the TASE's articles and its guidelines, it will make the best efforts to have the shares arising from the exercise of the additional investment options listed for trade on the TASE.

Subject to the consummation of the agreement, the holders of debentures (series A and B) and the holders of the qualifying loan will not be entitled to any additional principal and/or interest payments (other than those paid to them in the past) in respect of the underlying debentures and/or loans.

The Company, the trustee and the TASE will establish a record date for holding the debentures (series A) with respect to the steps that need to be taken before the agreement is consummated ("the agreement's record date"). The Company will provide an immediate report on the agreement's record date. After the agreement's record date, no more trade will be executed in the debentures (series A) and no transfer of debentures (series A) outside the TASE will be allowed. It should be clarified that the agreement's record date will apply after all the prerequisites detailed above have been fulfilled.

Simultaneously with the consummation of the agreement, the debentures (series A) will no longer be outstanding, will be delisted from trade on the TASE and will become null and void. The debentures (series B) and the qualifying loan will also become null and void and the parties shall act to have any charge recorded for their security removed as described below:

If the agreement is consummated, the following changes will be effected to the Company's share capital and accordingly to the Company's articles of association:

The shares will have no par value and the share capital will be consolidated and increased. Prior to the date of consummation of the agreement, the Company's authorized share capital consists of 100,000,000 shares of NIS 0.01 par value each and the Company's issued share capital consists of 24,703,164 shares of NIS 0.01 par value each. In order to complete the agreement, the number of shares that should be allocated on the date of consummation of the agreement is 38,699,625,206 shares of NIS 0.01 par value each.

On April 18, 2011, a petition was filed with the Court for the approval of the agreement. On May 9, 2011, the Court granted its approval. On June 28, 2011, the Company announced that it had received an amount of $ 200 thousand from the investors as part of the consideration stated in the agreement in a total of $ 2.6 million. This amount is added to another advance that was received in the Company in a total of $ 200 thousand on account of the consideration in the agreement.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES (Cont.)

g.	(Cont.)

On August 21, 2011, the Company announced that despite its appeals, the investors had not yet transferred the remaining consideration stated in the agreement in a total of $ 2.2 million. However, the investors reaffirmed to the Company their commitment to deliver the remaining consideration and complete the agreement. The Company also stated that it is holding negotiations with the investors and their representatives in coordination with the representatives of the holders of the Company's debentures and is taking the necessary steps to schedule the date of completion of the agreement and receive the remaining consideration as above. Simultaneously, the Company is studying certain alternatives. The advances totaling $ 400 thousand were recorded in the financial statements as payments on account of shares.

It should be clarified that as of the date of the financial statements, the agreement has not been completed and the Company believes that the MOU has been violated and that its chances of completion are remote. Accordingly, the Company is examining several alternative investments in coordination with the representatives of the holders of the Company's debentures.

h.	Lease:

Between December 2010 and July 2011, the Company subleased its offices for a monthly fee of approximately $ 2.1 thousand (NIS 7,500), including VAT. In July 2011, the sublease agreement was terminated. As of the date of the financial statements, the Company does not lease any office spaces.

In May 2007, InterCure Inc. signed a lease contract with an uninterested third party for an area of 450 sq. m. in an office building on the eighth avenue of Manhattan, New York. The monthly lease and management fees approximate $ 13,542. The lease fees will be increased by 3% every year. The agreement is for a period of five years.

In May 2010, InterCure Inc. signed a new lease contract for its offices. The monthly lease and management fees approximate $ 4,400. The lease fees will be increased by 3% every year. The agreement is for a period of three years.

i.	Charges:

1.	As of December 31, 2011, the Company has a deposit in a total of $ 9 thousand that is pledged in favor of a bank to secure payment to a supplier (December 31, 2010 - $ 100 thousand).

2.	In August 2009, the Company recorded a floating charge on all its assets and rights to existing and future tangible and intangible assets owned by it and on any right, contingent or absolute, in favor of four of its shareholders in the context of a loan agreement according to which the Company received loans in an aggregate amount of $ 1,000 thousand in return for the allocation of debentures (series B).

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES (Cont.)

i.	Charges: (Cont.)

3.	According to the MOU described in paragraph 12g above, the investor (as defined therein) will provide the Company an advance of $ 200 thousand in the form of a first degree secured loan bearing monthly interest of 2% to be paid upon the repayment of the advance. To secure said advance, the Company undertook to record a first degree floating charge in favor of the investor on all its assets and rights and a first degree fixed charge on its entire existing IP and, to the extent possible, on its shell corporation, in a total amount of up to $ 212 thousand. The MOU also states that if the agreement is not completed, the advance will not be repaid and the charge will not be exercised. As of the date of the financial statements, the Company believes that the MOU has been violated, the agreement has not been completed and that its chances of completion are remote, see details in Note 12g above. The above charge was not recorded and the Company believes that the investor has no right to exercise it.

j.	On May 8, 2007, the Company's Board approved the liability to indemnify the Company's officers for any liability or expense imposed on them due to an action committed by them in their capacity as officers in the Company provided that the liability for monetary indemnification is restricted to the events detailed in the prospectus and as long as they are performed by virtue of the beneficiary's position. The indemnification amount will constitute about 33% of the Company's share capital following the issuance. Also on May 8, 2007, the Company's Board approved the grant of quittance to the Company's officers, subject to the provisions of the Companies Law, from any accountability towards the Company due to damages caused to it by the breach of duty of care of any of the officers in their capacity as officers in the Company provided that they act in good faith. This quittance shall not apply to the liability of officers acting as directors in the Company due to the breach of duty of care upon distributions, as defined in the Companies Law.

k.	In November 2008 and on January 12, 2009, the Company's Board and general meeting respectively approved the purchase of an officers' and directors' liability insurance policy after the expiration of the previous policy and subject to the following cumulative conditions: (1) the policies will be purchased for several insurance periods that do not exceed five years from the end of expiration of the previous policy on a cumulative basis; (2) the policy's liability limits will not be lower than $ 5 million and will not exceed $ 10 million per claim and on a cumulative basis and the annual premium will not exceed $ 20 thousand. According to the general meeting's decision, the Company signed the officers' and directors' liability insurance policy which is in effect from May 1, 2011 through April 30, 2012 with a liability limit of $ 5 million. The Company paid an annual premium of $ 12.5 thousand.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES (Cont.)

l.	In July 2009, the Company entered into an agreement with Dr. Benjamin Gavish who serves as the Company's chief scientist and a director therein ("the buyer") according to which the Company will provide the buyer its rights in a patent which it had decided to abandon and not make any commercial use of for business purposes or for future developments of devices. In return for the patent rights, the buyer paid the Company a total of $ 18 thousand, of which an amount of $ 8 thousand reflects the Company's costs in connection with the registration of its patent rights.

m.	Alongside the steps being taken to complete the agreement described in Note 12g above, the Company has examined several alternatives, including entering into a line of credit agreement for receiving a credit facility from Yazmonit Ltd. (a company controlled by Dr. Benjamin Gavish, a director and interested party in the Company) ("the LC agreement" and "Yazmonit", respectively). According to the LC agreement, Yazmonit granted the third party which manufactures the product a credit facility totaling $ 72,120 for a period of 40 days ("the LC term"). According to the LC agreement, at the end of the LC term, the Company will pay the third party an amount of $ 72,120 or provide that third party an alternative line of credit. As collateral in favor of Yazmonit and should the third party exercise all or part of said line of credit, the products (or part thereof, based on the actual payment made by the Company) will be transferred by the third party to Yazmonit's exclusive ownership and the latter will be able to sell them.

On October 6, 2011, the Company's audit committee and Board approved the Company's engagement in the LC agreement as a qualifying transaction owing to the Company's credit distress and low inventory levels and in order to allow the Company's continued operating activities.

According to the LC agreement, the LC term may be extended to a period of up to 90 days subject to the approval of the Company's engagement in a license agreement with Yazmonit ("the license agreement"). According to the license agreement, subject to obtaining the approval of the Israeli Office of the Chief Scientist (if such approval is required), the Company will grant Yazmonit an indefinite and exclusive license to use the technology and patent rights underlying an unutilized part of the Company's IP ("the license") and a right to use the Company's RESPeRATE trademark for an overall consideration of $ 25,000.

The license consists of any future product and applications that require an external computer unit (including smart phones) and are not indicated for treating hypertension. The license agreement also clarifies that the license will not include any products and/or applications for treating hypertension in any form whatsoever or any stand-alone products developed by the Company for any future field or indication. In addition, according to the license agreement, if Yazmonit requires the components made by or for the Company, the Company will sell Yazmonit said components for cost plus a 5% margin. Moreover, for a period of four months from the effective date of the license agreement, the Company will be entitled to repurchase the license from Yazmonit for a total of $ 75,000 and all the rights by virtue of the license, excluding rights to future receipts from third parties, will be recovered to the Company. In the event of the Company's bankruptcy, liquidation, insolvency or discontinuance of business operations, the Company's right to repurchase the license from Yazmonit will expire.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS, CHARGES AND CONTINGENT LIABILITIES (Cont.)

m.	(Cont.)

On October 25, 2011, the meeting of holders of the Company's debentures (series A) decided not to object to the Company's engagement in the license agreement. On November 7, 2011, the Company announced that it had received the approval of the holders of the Company's debentures (series B) for entering into the license agreement. In view of the above, on November 7, 2011, the Company's audit committee and Board approved the Company's engagement in the license agreement. On October 12, 2011, Yazmonit initiated the credit facility and on November 13, 2011 provided the consideration for the license agreement.

On January 4, 2012, the Company reported the extension of the LC agreement to May 30, 2012 under the same terms, as a qualifying transaction, owing to the Company's credit distress and low inventory levels and in order to allow the Company's continued operating activities.

NOTE 13:-	EQUITY

a.	Composition of share capital:

	December 31, 2011		December 31, 2010
	Authorized	Issued and paid-up	Authorized	Issued and paid-up
	Number of shares

Ordinary shares of NIS 0.01 par value each	100,000,000	24,703,164	100,000,000	24,703,164

As for movements in the share capital, see c below.

Each share confers its holder the right to participate and vote at the general meeting (each share confers one vote) and the right to receive dividend and/or bonus shares.

b.	On July 29, 2007, the Company announced the coming into effect of the consolidation of the Company's share capital prior to the listing of its securities for trade on the TASE. As a result of the capital consolidation, the Company's authorized share capital amounts to NIS 1,000,000, consisting of 100,000,000 Ordinary shares of NIS 0.01 par value each, of which 23,902,852 fully paid-up as of that date. Consequently, the entire options for Preferred C shares granted by the Company will become convertible into Ordinary shares.

The quoted market price of the Company's share on the TASE as of December 31, 2011 is NIS 0.03 ($ 0.0078) (December 31, 2010 - NIS 0.21 ($ 0.059)).

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:-	EQUITY (Cont.)

c.	Movements in the share capital:

In March 2005, the Company signed an investment agreement with several investors, including existing shareholders in the Company, whereby the Company allocated 1,698,754 Preferred C shares in return for an investment of $ 3 million (NIS 13.2 million), namely a price of $ 1.766 per Preferred C share. In addition, a total of $ 2.65 million (NIS 11.4 million) which had been granted to the Company by its shareholders as bridge loans in July 2002 and January 2004 was converted into 2,955,433 Preferred C shares (converted at a price of $ 0.883 per share excluding for one shareholder for whom the price was $ 1.4128 per share). Anyone who was allocated shares in said transaction also received options to purchase Preferred C shares at a number equivalent to 15% of the total shares allocated in the transaction (excluding said shareholder whose price per share was $ 1.4128 for whom options that had been granted in the past will become convertible into Preferred C shares according to this agreement at a number equivalent to 25% of the total shares allocated in the agreement). The entire options granted for the investment and conversion of the loans as above (including the options of said shareholder with a share price of $ 1.4128), representing 706,017 options, are exercisable for a price of $ 1.766 each over an exercise period which ends at the earlier of: (1) March 21, 2008, (2) a qualified IPO as defined in the Company's articles of association (raising a net amount of $ 20 million for the Company with a pre-IPO value of at least $ 100 million), or (3) merger, consolidation, reorganization, liquidation or sale of the majority of the Company's shares. In March 2008, 396,995 unquoted options were exercised for approximately $ 701 thousand (approximately NIS 2,384 thousand) and the remaining options expired.

In July 2005, in the context of a deferred closing of the investment round, an investor invested a total of $ 0.5 million (NIS 2.2 million) against the allocation of 283,125 Preferred C shares and options to purchase 42,468 Preferred C shares for an exercise price of $ 1.766 per share. The exercise period ends at the earlier of: (1) July 29, 2008, (2) a qualified IPO as defined above for the remaining options allocated in the investment round, or (3) merger, consolidation, reorganization, liquidation or sale of the majority of the Company's shares. In March 2008, the options were exercised.

In the context of the transaction, service agreements were signed with two of the investors (one of which an interested party in the Company) according to which, in return for various services, the Company granted each of these investors options to purchase 84,938 Preferred C shares (collectively - 169,876 options) which are exercisable for a price of $ 1.766 (approximately NIS 7.3) per share. The options are exercisable immediately upon grant and over a period of 18 months. The options expired in January 2007 but in May 2007, the Company's Board decided to have the life of the options extended until the earlier of: (1) 12 months from the date of amendment, or (2) 30 days from the date of the Company's prospectus. In August 2007, the options were exercised into 21,900 Ordinary shares of NIS 0.01 par value each of the Company.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:-	EQUITY (Cont.)

c.	Movements in the share capital: (Cont.)

Moreover, two entities that provided brokerage services to the Company in the context of the investment were granted options to purchase Preferred C shares. The first entity received 56,625 options that are exercisable for a price of $ 1.766 (approximately NIS 7.67) per share over an exercise period that ends at the earlier of: (1) March 20, 2009, (2) a qualified IPO as defined above for the remaining options allocated in the investment round, or (3) merger, consolidation, reorganization, liquidation or sale of the majority of the Company's shares. The second entity received 84,937 options pursuant to the 2005 option plan.

In February 2006, the Company signed an addendum to the investment agreement of March 2005 whereby it allocated to two investors a total of 679,502 Preferred C shares and 101,925 options to purchase shares in return for an investment of $ 1.2 million (NIS 5.6 million), namely for a price of $ 1.766 per share.

In July 2007, some of the shareholders that provided a convertible loan to the Company converted their options into 319,968 Ordinary shares and 106,656 options (series 1).

In July 2007, the Company's shares were listed for trade on the TASE as follows:

1.	On July 26, 2007, the Company completed an IPO on the TASE in which it issued to the public 3,000,000 registered Ordinary shares of NIS 0.01 par value each, NIS 41,000,000 par value of registered debentures (series A) and 1,500,000 registered options (series 1) offered to the public in two separate tenders as follows:

The first tender:

100,000 units by tender on the unit price according to the following unit composition and minimum price:

30 Ordinary shares at $ 2.06 (NIS 8.8) per share and a total of 10 options (series 1)	$61.8
No consideration

Total minimum price per unit	$61.8

The price per unit in the IPO was $ 62 (NIS 266).

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:-	EQUITY (Cont.)

c.	Movements in the share capital: (Cont.)

The second tender:

100,000 units by tender on the unit price according to the following unit composition and minimum price:

$ 96 (NIS 410) par value of debentures (series A) at par value 5 options (series 1)	$96
No consideration

Total price per unit	$96

The price per unit in the IPO was $ 96 (NIS 410).

The total immediate (gross) proceeds generated by the Company from the IPO approximated $ 15,813 thousand (approximately NIS 67,600 thousand).

The net proceeds (less issuance expenses) amounted to approximately $ 14,428 thousand (approximately NIS 61,630 thousand) and were allocated to each of the instruments that were issued in both the above tenders according to an average value of each of the instruments issued in the first three trading days in such a manner that an amount of $ 5,227 thousand (approximately NIS 22,291 thousand) was allocated to shares, an amount of $ 6,069 thousand (approximately NIS 25,951 thousand) was allocated to debentures and an amount of $ 3,132 thousand (approximately NIS 13,388 thousand) was assigned to the options and the conversion option.

2.	The debentures are repayable in three equal annual installments on July 31 of each of the years 2012 through 2014 (inclusive), bear annual interest of 7.4% to be paid on January 31 and July 31 of each of the years 2008 through 2014 (inclusive). The debentures' principal and interest are linked to the Israeli CPI published for June 2007. The debentures (series A) are convertible during each trading day beginning from the date of their listing for trade on the TASE through July 15, 2014, except on July 16 through July 31 of each of the years 2012 and 2013, in such a manner that each NIS 11.85 ($ 3.11) par value of debentures (series A) is convertible into one new Ordinary share of NIS 0.01 par value of the Company. The effective interest calculated in the context of the bifurcation of the unit components is 18.3%.

3.	Quoted options - each option is exercisable into one Ordinary share of NIS 0.01 par value of the Company for a cash exercise price of NIS 12 ($ 3.16), subject to adjustments, until July 12, 2011 (inclusive). Any option that is not exercised by that date will become null and void and will not confer upon its holders any rights in the Company whatsoever.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:-	EQUITY (Cont.)

c.	Movements in the share capital: (Cont.)

In December 2007, some of the holders of convertible debentures converted approximately NIS 94 thousand par value into 7,888 Ordinary shares of NIS 0.01 par value each.

In March 2008, 396,995 unquoted options granted according to the investment agreement of 2005 were exercised into 396,995 Ordinary shares of NIS 0.01 par value each in consideration of approximately $ 701 thousand (approximately NIS 2,384 thousand) and the remaining options expired.

In April 2008, 91,667 unregistered options were exercised into 38,425 Ordinary shares of NIS 0.01 par value each through a cashless exercise mechanism. 3,333 unregistered options pursuant to the option plan expired.

In 2008, NIS 179,362 par value of debentures were converted into 15,136 Ordinary shares of NIS 0.01 par value each.

d.	Balance of fully paid-up share capital:

	Number of Ordinary	Share capital	Premium
	shares	US dollars in thousands

Balance as of December 31, 2009, 2010 and 2011	24,703,164	60	28,346

e.	Options:

On July 26, 2007, according to a prospectus, the Company issued 1,500,000 options (series 1) which are exercisable into registered Ordinary shares of NIS 0.01 par value each for an exercise increment of NIS 12 per option. A total of $ 688 thousand (NIS 2,940 thousand) was allocated as net consideration for the options on the issuance date. In July 2011, all options (series 1) expired.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	CAPITAL RESERVE FOR SHARE-BASED PAYMENT

a.	Movement:

	December 31,
	2011	2010
	US dollars in thousands

Balance at the beginning of the year	1,724	1,664

Cost of share-based payment to employees	(169)	60
Expiration of options	(832)	-

Balance at the end of the year	723	1,724

The capital reserve for share based payment derives from grant of options to employees under a remuneration plan to Company's employees. For additional information about share-based payments, see Note 2q.

b.	Details of plans for the allocation of options to officers in the Company:

1.	Option plans:

In March 2001, the Company adopted the option plan for Israeli employees and other Israeli non-employees for 2001 and the option plan for US employees and other non-employees for 2001 ("the 2001 plans"). According to the 2001 plans, the Company may grant options for the purchase of Ordinary shares of the Company to employees, directors and consultants of the Company or its subsidiaries for the exercise price determined in each of the grant agreements. The 2001 plans will expire in 2011 unless the Company's Board decides to terminate them earlier. The options are exercisable until the earlier of ten years from the date of grant or as stipulated in the option agreement.

As of December 31, 2011, pursuant to the 2001 plans, the Company granted options at no consideration for 523,606 Ordinary shares (160,000 to employees, 283,606 to directors and 80,000 to consultants) for exercise prices ranging between NIS 6.856 and NIS 7.98 per share. The options have fully vested.

In May 2005, the Company adopted the 2005 stock plan ("the 2005 plan") according to which it may grant options for the purchase of Ordinary shares of the Company to employees, directors and consultants of the Company or its subsidiaries for the exercise price determined in each of the grant agreements. The 2005 plan will expire in 2015 unless the Company's Board decides to terminate it earlier. The options are exercisable until the earlier of ten years from the date of grant or as stipulated in the option agreement.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	CAPITAL RESERVE FOR SHARE-BASED PAYMENT (Cont.)

b.	Details of plans for the allocation of options to officers in the Company: (Cont.)

1.	Option plans: (Cont.)

In April 2007, the Company's Board approved the grant of an option for the purchase of 220,000 Ordinary shares of the Company for an exercise price of $ 1.1 (approximately NIS 4.6) per share to the Chairman of the Company's Board. These options had fully vested by December 31, 2007. The Company's Board also approved the grant of an option for the purchase of 355,000 Ordinary shares of the Company to employees and consultants for an exercise price of $ 1.1 (approximately NIS 4.6) per share. The options will vest over a period of up to three years. The options are exercisable until the earlier of ten years from the date of grant or as stipulated in the option agreement.

In September 2007, the Company's Board approved the grant of an option for the purchase of 60,000 Ordinary shares to two external directors of the Company for an exercise price of NIS 10, linked to the US dollar. Half of the options will vest at the end of 18 months and the other half will vest at the end of 36 months from the date of grant. The exercise period is 18 months from the vesting date.

In January 2008, the Company's Board approved the grant of an option for the purchase of 602,000 Ordinary shares of the Company to employees for an exercise price of $ 1.9 (NIS 7.11) per share. The options vest over a period of up to four years. The options are exercisable until the earlier of ten years from the date of grant or as stipulated in the option agreement.

The value of the benefit underlying the grant of the above option was estimated at approximately $ 511 thousand. This amount will be amortized to profit and loss over the vesting period of the options.

In April 2008 and May 2008, the Company's Board and general meeting respectively approved the grant of an option for the purchase of 120,000 Ordinary shares of the Company to directors in the Company for an exercise price of NIS 10 per share, linked to changes in the exchange rate of the US dollar compared to the representative exchange rate as of October 25, 2007 ($ 2.496 per share). Half of the options will vest at the end of 18 months from October 2007 and the other half will vest at the end of 36 months from October 2007. The exercise period is 18 months from the vesting date.

The value of the benefit underlying the grant of the above option was estimated at approximately $ 32 thousand. This amount will be amortized to profit and loss over the vesting period of the options.

As of December 31, 2011, pursuant to the 2005 plan, the Company granted options at no consideration for 1,458,937 Ordinary shares (939,000 to employees, 435,000 to directors and 84,937 to consultants) for exercise prices ranging between $ 1.1 (approximately NIS 4.13) and $ 2.479 (approximately NIS 10.0) per share. The options have fully vested.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	CAPITAL RESERVE FOR SHARE-BASED PAYMENT (Cont.)

2.	Estimated value of each option:

The fair value of the options granted as described above was calculated using the Black & Scholes option pricing model. The Company did not take into account the effect of the vesting terms, excluding the effect of market terms on the fair value of the granted equity instruments.

The inputs used in the adoption of the model are as follows:

Share prices ($)	1.766-2.186
Exercise increment prices ($)	1.1-2.496
Expected volatility	25%-70%
Expected life of the options (years)	3-7	Based on management's forecast of the holding period of the options
Risk-free interest rate	4%-5.15%
Expected dividend yield	0%

c.	Additional details regarding option plans:

	2011		2010
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
		$		$

Options outstanding at the beginning of the year	1,542,543	1.61	2,306,754	1.51

Granted during the year	-	-	-	-
Forfeited during the year	(235,000)	1.66	-	-
Expired during the year	(641,167)	1.66	(764,511)	1.36
Exercised during the year	-	-	-	-

Options outstanding at the end of the year	666,376	1.48	1,542,543	1.61

Options exercisable at end of year	632,876	1.44	1,395,543	1.57

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	CAPITAL RESERVE FOR SHARE-BASED PAYMENT (Cont.)

December 31, 2011
Range of exercise prices	Number of options	Weighted average remaining life of options	Weighted average exercise price	Number of options exercisable	Weighted average exercise price
$		(In years)	$		$

11.1	265,000	3.853	1.1	265,000	1.1
1.766	169,876	5.348	1.766	169,876	1.766
1.899	141,500	6.044	1.899	108,000	1.899
2.218	60,000	5.732	2.218	60,000	2.218
2.496	30,000	6.293	2.496	30,000	2.496

	666,376		1.603	632,876	1.587

NOTE 15:-	ADDITIONAL INFORMATION ABOUT EXPENSES

		Year ended December 31,
		2011	2010	2009
		US dollars in thousands
a.	Cost of sales:

	Subcontractor - main supplier	310	487	623
	Storage and delivery	170	237	318
	Changes in inventories	239	107	214
	Commissions	53	51	72
	Other	-	-	108
	Salaries and related expenses	-	-	6
	Stock-based compensation expenses	(12)	-	-
	Vehicle expenses	-	-	3

		760	882	1,344
b.	Research and development expenses:

	Salaries and related expenses	204	244	337
	Vehicle expenses	30	30	43
	Stock-based compensation expenses	(22)	9	28
	Other	8	3	9
	Materials and equipment maintenance	1	2	3
	Business trips	1	2	3

		222	290	423

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:-	ADDITIONAL INFORMATION ABOUT EXPENSES (Cont.)

		Year ended December 31,
		2011	2010	2009
		US dollars in thousands
c.	Selling and marketing expenses:

	Advertising and public relation	1,172	1,402	2,104
	Salaries and related expenses	523	715	1,350
	Rent and maintenance	191	223	363
	Stock-based compensation expenses	(80)	23	68
	Business trips	-	-	39

		1,806	2,363	3,924
d.	General and administrative expenses:

	Salaries and related expenses	386	681	733
	Professional expenses	134	317	160
	Depreciation and amortization	59	140	128
	Consulting *)	111	116	130
	Insurance	17	30	88
	Patent	45	76	107
	Stock-based compensation expenses	(55)	28	49
	Vehicle expenses and business trips	24	23	70
	Rent, communication and maintenance	56	147	82
	Allowance for doubtful accounts	70	4	14
	Other	5	41	-

		852	1,603	1,561
e.	Expenses relating to employee benefits:

	Salaries and related expenses	1,136	1,608	2,409
	Stock-based compensation transactions	(169)	60	145
	Expenses (income) relating to defined benefit plan	(38)	28	14
	Expenses relating to defined contribution plan	15	2	2

		1,131	1,698	2,570
f.	Depreciation and amortization:

	Depreciation of property, plant and equipment	59	140	128

*) Including amounts to interested parties, see also Note 21.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16:-	FINANCE INCOME

		Year ended December 31,
		2011	2010	2009
		US dollars in thousands
a.	Interest income: *)

	Interest income on short-term bank deposits	-	1	6

	Total interest income	-	1	6

b.	Other:

	Gain from early redemption	-	-	282
	Exchange differences	576	-	42

	Total finance income	576	-	324

c.	Net gain from financial liabilities by categories:

	Erosion of financial liabilities designated at fair value through profit or loss	-	433	-

*) Including amounts to interested parties, see also Note 21.

NOTE 17:-	FINANCE EXPENSES

		Year ended December 31,
		2011	2010	2009
		US dollars in thousands
a.	Interest expenses: *)

	Interest expenses, discount and linkage differences on convertible debentures	1,860	2,483	1,575

	Total interest expenses	1,860	2,483	1,575

b.	Other:

	Commissions expense	18	27	32
	Exchange differences	-	42	54

	Total finance expenses	18	69	86

c.	Net loss from financial liabilities by categories:

	Appreciation of financial liabilities designated at fair value through profit or loss	-	-	87

*) Including amounts to interested parties, see also Note 21.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18:-	LOSS PER SHARE

a.	Details of the number of shares and loss used in the computation of loss per share:

	Year ended December 31,
	2011		2010		2009
	Number of shares	Loss	Number of shares	Loss	Number of shares	Loss
		US dollars in thousands		US dollars in thousands		US dollars in thousands
Number of shares and loss according to the statement of profit or loss for the computation of basic and diluted loss	24,703,164	(1,787)	24,703,164	(3,541)	24,703,164	(4,396)

b.	Diluted loss per share is identical to basic loss per share because the potential Ordinary shares have anti-dilutive effect.

NOTE 19:-	FINANCIAL INSTRUMENTS

a.	Financial risks factors:

The Group's activities expose it to various financial risks such as market risks (foreign exchange risk, Israeli CPI risk and interest risk), credit risk and liquidity risk. The Group's comprehensive risk management plan focuses on activities that reduce to a minimum any possible adverse effects on the Group's financial performance.

Risk management is performed by the Company's CEO and CFO based on the policy approved by the Board. The Company's CEO and CFO identify, assess and define financial risks.

b.	Categories of financial instruments:

	December 31,
	2011	2010
	US dollars in thousands
Financial assets:

Trade receivables, other accounts receivable, cash and cash equivalents and short-term deposits	536	818

Financial liabilities:

Trade payables, other accounts payable, short-term loans and financial liabilities measured at amortized cost	14,171	13,174

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:-	FINANCIAL INSTRUMENTS (Cont.)

b.	Categories of financial instruments: (Cont.)

As of the reporting date there are no significant concentrations of credit risk regarding trade and other receivables that are designated at fair value through profit and loss. The carrying amount presented above represents the Group's maximum exposure to credit risk regarding loans and receivables.

c.	Financial risk management objectives:

The Group's finance department provides services for the business activity, allows access to local and international financial markets, supervises and manages the financial risks underlying the Group's activities through internal reports that analyze the level of exposure to risks based on their level and intensity. These risks consist of market risks (including foreign currency risk, Israeli CPI risk and interest risk), credit risk and liquidity risk.

d.	Market risk:

1.	Foreign currency risk:

The majority of the Company's expenses are stated in US dollars, excluding liabilities in respect of CPI-linked NIS debentures, which exposes the Company to foreign currency risk arising from the exchange rate of the NIS in relation to the dollar. The Company acts to minimize the currency risk by keeping liquid means in the form of short-term NIS and dollar deposits. Moreover, in view of the Company's UK activities, there is exposure to changes in the dollar-Pound exchange rate.

The Company's Board decided to invest the majority of the Company's cash balances in dollar deposits and the remaining cash in NIS deposits. In making this decision, the Board took into consideration long-term convertible debentures issued by the Company that are repayable in 2012-2014 and the fact that in the coming years, most of the Company's sales and expenses are expected to be linked to the dollar. The significant NIS-linked current expenses consist of current interest payments to holders of convertible debentures issued by the Company.

In 2011, there was no change in the foreign currency exposure or in the Group's risk management and measurement policies.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:-	FINANCIAL INSTRUMENTS (Cont.)

d.	Market risk: (Cont.)

1.	Foreign currency risk: (Cont.)

The carrying amount of the Group's monetary assets and liabilities stated in foreign currency are as follows:

	Liabilities		Assets
	December 31,		December 31,
	2011	2010	2011	2010
	US dollars in thousands

NIS	12,057	11,105	15	64
Pound	64	63	92	121
Euro	14	12	15	25

Sensitivity analysis of foreign currency:

As stated above, the Group is mainly exposed to exchange rate changes in the NIS and the Pound in relation to the dollar. The following table presents the sensitivity to a 10% increase or decrease in the relevant exchange rate. 10% is the sensitivity rate that represents management's assessments of reasonable potential fluctuations in exchange rates. The sensitivity analysis includes existing balances of monetary items stated in foreign currency and adjusts their translation at the end of the period to a 10% change in exchange rates.

The sensitivity analysis includes outside loans as well as loans to foreign operations in the Group that are stated in a currency other than the lender's or the borrower's currency.

The Company estimates that the exposure to Euro is immaterial.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:-	FINANCIAL INSTRUMENTS (Cont.)

d.	Market risk: (Cont.)

1.	Foreign currency risk: (Cont.)

	Effect of NIS (1)		Effect of Pound (2)
	December 31,		December 31,
	2011	2010	2011	2010
	US dollars in thousands
Effect of 10% increase in the dollar exchange rate in relation to other currencies before taxes:

Net income (loss)	1,095	1,004	(3)	(5)
Deficit	1,095	1,004	(3)	(5)

Effect of 10% decrease in the dollar exchange rate in relation to other currencies before taxes:

Net income (loss)	(1,338)	(1,227)	3	7
Deficit	(1,338)	(1,227)	3	7

(1)	Mainly arises from exposure to existing balance of debentures in NIS at year end.

(2)	Mainly arises from exposure to existing balances of receivables in Pound at year end.

2.	Israeli CPI risk:

In July 2007, in the context of a prospectus, the Company issued NIS debentures that are linked to the known Israeli CPI (principal and interest). The Company is exposed to an increase in the CPI.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:-	FINANCIAL INSTRUMENTS (Cont.)

d.	Market risk: (Cont.)

2.	Israeli CPI risk: (Cont.)

Analysis of sensitivity to changes in Israeli CPI:

An increase in the Israeli CPI affects equity and profit or loss in the amounts presented below. This analysis was performed assuming that all other variables remain constant.

	Effect on loss		Effect on deficit
	December 31,		December 31,
	2011	2010	2011	2010
	US dollars in thousands

5% increase in the Israeli CPI	(576)	(521)	(576)	(521)

A decrease in the Israeli CPI at the same rate as of December 31, 2011 and 2010 has the same effect only at the opposite direction, assuming that all other variables remain constant.

e.	Interest risk:

The Group's exposure to interest rates on financial assets and liabilities is described in paragraph g below regarding liquidity risk management.

f.	Credit risk management:

Credit risk may arise from exposure to a single debtor or to a group of debtors with the same features whose ability to meet their obligations may be similarly affected by changes in economic or other conditions. Features that are likely to cause concentration of risk include the nature of the debtors' activities, the industry in which they operate, the geographical location of their activities and the level of their financial stability.

The Company performs ongoing evaluations of the credit extended to its customers while inspecting the financial conditions of their environment.

The Company holds cash and cash equivalents in various financial institutions. These financial institutions are mostly located in Israel and the United States. According to the Company's policy, ongoing tests are carried out of the proportionate credit strength of the various financial institutions.

Financial assets in arrears total $ 168 thousand as of the balance sheet date.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:-	FINANCIAL INSTRUMENTS (Cont.)

g.	Liquidity risk management:

The ultimate responsibility for liquidity risk management lies with the Board which has established an appropriate liquidity risk management work plan that responds to management's short-term, mid-term and long-term financing and cash requirements. The Group manages liquidity risk by holding bank and borrowing means, constantly supervising actual and expected cash flows and adapting the vesting features of financial assets and liabilities.

Interest and liquidity risks:

1.	Financial liabilities that are not used as derivative financial instruments:

The following tables specify the Group's remaining contractual maturity dates of financial liabilities that are not used as derivative financial instruments. The tables were prepared on the basis of the undiscounted cash flows of the financial liabilities based on the earliest maturity date which the Group might be required to meet. The tables include cash flows in respect of both interest and principal.

	Average effective interest rate	3 months- one year	1 to 5 years	Over 5 years	Total
	%	US dollars in thousands
2011:

Interest free		3,887	-	-	3,887
Fixed interest	18.4	10,982	-	-	10,982
Variable interest	57.5	1,000	-	-	1,000

		15,869	-	-	15,869
2010:

Interest free		3,404	-	-	3,404
Fixed interest	18.4	200	11,529	-	11,729
Variable interest	57.5	-	1,000	-	1,000

		3,604	12,529	-	16,133

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:-	FINANCIAL INSTRUMENTS (Cont.)

g.	Liquidity risk management: (Cont.)

2.	Non-derivative financial assets:

The following tables specify the Group's expected maturity dates of non-derivative financial assets. The tables were prepared on the basis of the undiscounted contractual maturity dates of the financial assets including the interest earned on these assets, excluding cases in which the Group anticipates the cash flows to be generated in another period.

	Average effective interest rate	Less than one year	1 to 5 years	Over 5 years	Total
	%	US dollars in thousands
2011:

Interest free	-	209	-	-	209

2010:

Interest free	-	473	-	-	473

The Group estimates that it needs additional financing in order to meet its current liabilities. See details of the deferral of debenture interest payments in Note 9a above.

The fair value of financial assets and liabilities was determined as follows:

The fair value of financial assets and liabilities with standard terms that are traded in active markets is determined with reference to quoted market prices based on Level 1.

Other than as presented in the following table, the Group believes that the carrying amount of financial assets and liabilities presented at amortized cost approximates their fair value.

	Carrying amount		Fair value *)
	December 31,		December 31,
	2011	2010	2011	2010
	US dollars in thousands
Financial liabilities:

Convertible debentures	9,545	9,208	1,137	1,796

*)	The fair value is based on quoted prices in an active market at the end of the reporting period.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19:- FINANCIAL INSTRUMENTS (Cont.)

g.	Liquidity risk management: (Cont.)

3.	Financial instruments presented in the statement of financial position at fair value:

For the purpose of measuring the fair value of its financial instruments, the Group classifies the financial instruments presented in the statement of financial position at fair value according to the fair value hierarchy which consists of the following three levels:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2	-	inputs other than quoted prices included within Level 1 that are observable either directly (prices) or indirectly (inputs derived from prices) with respect to financial assets and liabilities.

Level 3	-	inputs with respect to financial assets and liabilities that are not based on observable market data.

The classification of the financial instruments measured at fair value is based on the lowest level that was materially used for measuring the fair value of the instrument as a whole.

The Group's financial instruments measured at fair value are presented in the financial statements in an amount that is lower than $ 1 thousand. See Note 8b regarding the calculation of value.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20:-	SEGMENT REPORTING

The Group companies operate in a single business segment and in several different geographic operating segments. Below is data by geographic segments:

	US	UK	Other countries	Adjustments	Total
	US dollars in thousands
Year ended December 31, 2011

Revenues:
From external entities	2,643	394	134	-	3,171
Inter-segment	-	-	761	(761)	-

	2,643	394	895	(761)	3,171

Segment results	170	(150)	48		68

Total segment expenses					(537)
Operating loss in the consolidated statement					(469)
Finance expenses, net					(1,302)
Other expenses					(5)
Tax expenses					(11)

Loss for the year					(1,787)

Segment assets	122	130	18		270
Unallocated assets					497

Total assets in the consolidated statement					767

Segment liabilities	585	63	-		648
Unallocated liabilities					13,687

Total liabilities in the consolidated statement					14,335

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20:-	SEGMENT REPORTING (Cont.)

	US	UK	Other countries	Adjustments	Total
	US dollars in thousands
Year ended December 31, 2010

Revenues:
From external entities	3,002	565	161	-	3,728
Inter-segment	-	-	1,128	(1,128)	-

	3,002	565	1,289	(1,128)	3,728

Segment results	62	(320)	138		(120)

Total segment expenses					(1,290)
Operating loss in the consolidated statement					(1,410)
Finance expenses, net					(2,118)
Other income					-
Tax expenses					(13)

Loss for the year					(3,541)

Segment assets	350	107	38		495
Unallocated assets					822

Total assets in the consolidated statement					1,317

Segment liabilities	645	63	-		708
Unallocated liabilities					12,642

Total liabilities in the consolidated statement					13,350

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20:-	SEGMENT REPORTING (Cont.)

	US	UK	Other countries	Adjustments	Total
	US dollars in thousands
Year ended December 31, 2009

Revenues:
From external entities	3,558	570	135	-	4,263
Inter-segment	-	-	1,749	(1,749)	-

	3,558	570	1,884	(1,749)	4,263

Segment results	(1,094)	(538)	1		(1,631)

Total segment expenses					(1,358)
Operating loss in the consolidated statement					(2,989)
Finance expenses					(1,748)
Finance income					330
Other income					18
Tax income					(7)

Loss for the year					(4,396)

Segment assets	524	167	48		739
Unallocated assets					1,490

Total assets in the consolidated statement					2,229

Segment liabilities	623	66	-		689
Unallocated liabilities					10,092

Total liabilities in the consolidated statement					10,781

NOTE 21:-	TRANSACTIONS WITH INTERESTED AND RELATED PARTIES

a.	Key management personnel compensation:

	Year ended December 31,
	2011	2010	2009
	US dollars in thousands

Short-term benefits *)	485	833	1,338
Retirement compensation	-	1	3
Share-based payment	(43)	21	65

	442	855	1,406

*)	Including unpaid deferred salary to in the amount of $ 104 thousand and $ 436 thousand in 2011 and 2010, respectively.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21:-	TRANSACTIONS WITH INTERESTED AND RELATED PARTIES (Cont.)

b.	Benefits granted to interested parties:

	Year ended December 31,
	2011	2010	2009
	US dollars in thousands

Salaries and related expenses to interested parties employed by the Company *)	358	372	382
Number of people to whom the benefit relates	3	3	3
Expenses in respect of consulting and commissions to interested parties employed by the Company	143	179	169
Number of people to whom the benefit relates	2	2	2
Fees of directors not employed by the Company **)	26	41	96
Number of people to whom the benefit relates	6	6	6

*)	Including deferred salary to the CEO in the amount of $ 60 thousand in 2011 and 2010.

**)	Including benefit in respect of options totaling $ 27 thousand in 2010.

The general meeting of shareholders held on May 29, 2008 approved, among others, the employment terms of the Company's CEO and its chief scientist retroactively from February 1, 2008. The CEO's employment terms include an annual salary of $ 250 thousand effective from February 1, 2008 and an annual salary of $ 300 thousand if the Company's products are offered for sale in at least 1,000 stores of a single retail chain, which occurred in May 2008. The chief scientist's employment terms include a monthly salary of approximately $ 1 thousand and a fee of approximately $ 12 thousand that will be paid on a monthly basis in return for consulting services. The general meeting also approved the remuneration of four directors in the Company in the amount prescribed in the Second Addendum to the Israeli Companies Regulations (Rules of Remuneration and Expenses to External Directors), 2000.

On March 29, 2011, the Company's general meeting approved the extension of the employment agreement of the Company's CEO, Mr. Erez Gavish, until the earlier of six months or 60 days from the date of completion of the agreement detailed in Note 12g above. On October 9, 2011, the Company's general meeting approved another extension of the CEO's employment agreement to the earlier of six months or 60 days from the date of completion of said agreement.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21:-	TRANSACTIONS WITH INTERESTED AND RELATED PARTIES (Cont.)

c.	Balances with interested and related parties:

	December 31,
	2011	2010
	US dollars in thousands
Other interested and related parties:

In current liabilities - other accounts payable:

In dollars	297	233
Unlinked	221	152

	518	385

Short-term loans	300	300

In non-current liabilities:

In dollars	26	26
Unlinked	-	15

	26	41

	844	726

Also, interested parties hold about 2.25% of convertible debentures (series A) and 100% of convertible debentures (series B).

	Year ended December 31,
	2011	2010	2009
	US dollars in thousands
Other interested and related parties:

In income:

Finance	-	-	(5)

In expenses:

Finance	263	260	52

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22:-	EVENTS AFTER THE REPORTING DATE

a.	Receipt of insurance reimbursement approval in the UK:

The Company filed an application for insurance reimbursement from the UK Department of Health in the context of the British Drug Tariff. On November 17, 2011, the Company announced that the UK Department of Health had approved its application for insurance reimbursement for its product as part of the British Drug Tariff. Consequently, the Company signed several distribution agreements in the UK. On February 1, 2012, the Company began selling its product in the UK whereby patients who had been previously required to pay an amount of approximately £ 200 for the device were now able to receive the device free of charge or for a nominal amount by presenting a signed physician's prescription. In order to allow the beginning of sales under the British Drug Tariff's coverage, the Company has been preparing for the last few months to adopt a plan that will translate the approval into increased device sales given the Company's limited resources. The plan consists of preparing an inventory of the device, setting up appropriate device distribution logistic channels and investing in a public relations and advertising campaign to enhance awareness to the possibility of purchasing the device under insurance reimbursement.

In the context of the Company's marketing efforts, it hired a public relations organization that specializes in the medical field in the UK and contacted the relevant local associations.

b.	Cessation of sales by Costco:

On March 4, 2012, the Company announced that in keeping with the details provided in the Company's interim report for the third quarter of 2011 regarding its business relations with Costco Wholesale Corporation in the US ("Costco US") and the discontinuance of the Company's participation in special sales promotion offers in Costco's Connection magazine (as a result of the decrease in the Company's advertising budgets which was estimated as jeopardizing the business relations with Costco), the Company received Costco US' notice of the cessation of sales and distribution of the Company's product by Costco US. Nevertheless, the Company will continue to sell the product in the context of Costco Canada, which is a distinct entity.

Since Costco US is the Company's single largest customer in the US which accounts for about 8%-9% of the Company's total revenues, the Company estimates that the cessation of sales as discussed above will have an adverse effect on the Company's financial position.

INTERCURE LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22:-	EVENTS AFTER THE REPORTING DATE (Cont.)

c.	Extension of the Company's CEO's employment agreement:

On March 4, 2012, the Company's audit committee and Board approved the extension of the employment agreement of the Company's CEO, Mr. Erez Gavish, which was in effect until March 31, 2012, until the earlier of six months or 60 days from April 1, 2012, the date of completion of the agreement detailed in Note 12g above.

d.	As for the license agreement, see Note 12m.

- - - - - - - - - - -

INTERCURE LTD.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2012

UNAUDITED

INDEX

Page

Condensed Interim Consolidated Financial Statements (Unaudited):

Condensed Interim Consolidated Statement of Financial Position	1

Condensed Interim Consolidated Statements of Comprehensive Loss	2

Condensed Interim Consolidated Statements of Changes in Shareholders’ Deficiency	3 - 4

Condensed Interim Consolidated Statements of Cash Flows	5 - 6

Notes to the Condensed Interim Consolidated Financial Statements	7 - 17

- - - - - - - - - - -

INTERCURE LTD.

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,		December 31,
	2012	2011	2011
	Unaudited		Audited
	US dollars in thousands
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	116	372	306
Short-term restricted deposits	1	100	9
Trade receivables	68	345	220
Other accounts receivable	39	30	79
Inventories	124	198	77

	348	1,045	691
NON-CURRENT ASSETS:
Prepaid expenses and long-term deposits	13	13	13
Property, plant and equipment, net	50	104	63

	63	117	76

Total assets	411	1,162	767

LIABILITIES AND DEFICIT

CURRENT LIABILITIES:
Short-term loans	322	300	300
Trade payables	644	900	787
Other accounts payable	3,265	2,678	2,926
Convertible debentures	10,698	10,772	10,291

	14,929	14,650	14,304
NON-CURRENT LIABILITIES:
Employee benefit liabilities	60	91	52
Liability for share options	-	*) -	-
Financial liabilities for conversion component	*) -	*) -	*) -

	60	91	52
SHAREHOLDERS’ DEFICIENCY:
Share capital	60	60	60
Additional paid-in capital	28,621	27,514	28,346
Payments on account of shares	400	400	400
Capital reserve for share-based payment	448	1,734	723
Equity component of the Company's compound financial instruments	765	765	765
Accumulated deficit	(44,872)	(44,052)	(43,883)

Total shareholders’ deficiency	(14,578)	(13,579)	(13,589)

Total liabilities and shareholders’ deficiency	411	1,162	767

*)	Less than $ 1 thousand.

The accompanying notes are an integral part of the condensed consolidated financial statements.

August 30, 2012
Date of approval of the financial statements	Amit Yonay Chairman of the Board	Erez Gavish Chief Executive Officer	Uri Ben-Or Chief Financial Officer

1

INTERCURE LTD.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2012	2011	2012	2011	2011
	Unaudited				Audited
	US dollars in thousands

Revenues from sales	1,204	1,908	559	804	3,171
Cost of sales	(283)	(476)	(143)	(203)	(760)

Gross profit	921	1,432	416	601	2,411

Research and development expenses	(74)	(132)	(36)	(70)	(222)
Selling and marketing expenses	(691)	(1,139)	(275)	(493)	*)(1,806)
General and administrative expenses	(383)	(506)	(251)	(219)	*)(852)
Other expenses	-	-	-	-	(5)

Operating loss	(227)	(345)	(146)	(181)	(474)

Finance income	751	-	751	-	576
Finance expenses	(1,520)	(1,604)	(697)	(814)	(1,878)

Total finance income (expenses), net	(769)	(1,604)	54	(814)	(1,302)

Loss before taxes on income	(996)	(1,949)	(92)	(995)	(1,776)
Taxes on income (tax expenses)	7	(7)	(3)	(7)	(11)

Loss for the period attributable to stockholders of the Company	(989)	(1,956)	(95)	(1,002)	(1,787)

Total comprehensive loss for the period attributable to stockholders of the Company	(989)	(1,956)	(95)	(1,002)	(1,787)

	US dollars

Basic and diluted loss per Ordinary share with no par value **)	(80.1)	(158.4)	(7.69)	(81.1)	(144.7)

Weighted average share capital used in the computation of basic and diluted loss per share **)	12,352	12,352	12,352	12,352	12,352

*)	Reclassified.
**)	Adjusted retroactively for the consolidation of shares made on July 25, 2012 at the ratio of 1:2000 following arrangement with creditors.

The accompanying notes are an integral part of the condensed consolidated financial statements.

2

INTERCURE LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY

	Six months ended June 30, 2012
	Share capital	Additional paid-in capital	Payments on account of shares	Capital reserve for share-based payment	Equity component of the Company's compound financial instruments	Accumulated deficit	Total
	Unaudited
	US dollars in thousands

Balance at January 1, 2012	60	28,346	400	723	765	(43,883)	(13,589)

Loss for the period	-	-	-	-	-	(989)	(989)

Balance at June 30, 2012	60	28,346	400	723	765	(44,872)	(14,578)

	Six months ended June 30, 2011
	Share capital	Additional paid-in capital	Payments on account of shares	Capital reserve for share-based payment	Equity component of the Company's compound financial instruments	Accumulated deficit	Total
	Unaudited
	US dollars in thousands

Balance at January 1, 2011	60	27,514	-	1,724	765	(42,096)	(12,033)

Payments on account of shares	-	-	400	-	-	-	400
Cost of stock-based compensation	-	-	-	10	-	-	10
Loss for the period	-	-	-	-	-	(1,956)	(1,956)

Balance at June 30, 2011	60	27,514	400	1,734	765	(44,052)	(13,579)

	Three months ended June 30, 2012
	Share capital	Additional paid-in capital	Payments on account of shares	Capital reserve for share-based payment	Equity component of the Company's compound financial instruments	Accumulated deficit	Total
	Unaudited
	US dollars in thousands

Balance at April 1, 2012	60	28,346	400	723	765	(44,777)	(14,483)

Loss for the period	-	-	-	-	-	(95)	(95)

Balance at June 30, 2012	60	28,346	400	723	765	(44,872)	(14,578)

The accompanying notes are an integral part of the condensed consolidated financial statements.

3

INTERCURE LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY

	Three months ended June 30, 2011
	Share capital	Additional paid-in capital	Payments on account of shares	Capital reserve for share-based payment	Equity component of the Company's compound financial instruments	Accumulated deficit	Total
	Unaudited
	US dollars in thousands

Balance at April 1, 2011	60	27,514	-	1,729	765	(43,050)	(12,982)

Payments on account of shares	-	-	400	-	-	-	400
Cost of stock-based compensation	-	-	-	5	-	-	5
Loss for the period	-	-	-	-	-	(1,002)	(1,002)

Balance at June 30, 2011	60	27,514	400	1,734	765	(44,052)	(13,579)

	Year ended December 31, 2011
	Share capital	Additional paid-in capital	Payments on account of shares	Capital reserve for share-based payment	Equity component of the Company's compound financial instruments	Accumulated deficit	Total
	Audited
	US dollars in thousands

Balance at January 1, 2011	60	27,514	-	1,724	765	(42,096)	(12,033)

Cost of stock-based compensation	-	-	-	(169)	-	-	(169)
Payments on account of shares	-	-	400	-	-	-	400
Expiration of options	-	832	-	(832)	-	-	-
Loss for the year	-	-	-	-	-	(1,787)	(1,787)

Balance at December 31, 2011	60	28,346	400	723	765	(43,883)	(13,589)

The accompanying notes are an integral part of the condensed consolidated financial statements.

4

INTERCURE LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2012	2011	2012	2011	2011
	Unaudited				Audited
	US dollars in thousands

Cash flows from operating activities:

Loss for the period	(989)	(1,956)	(95)	(1,002)	(1,787)
Adjustments to reconcile loss to net cash used in operating activities (a)	769	1,887	23	816	1,561

Net cash used in operating activities	(220)	(69)	(72)	(186)	(226)

Cash flows from investing activities:

Withdrawal of short-term deposit, net	8	-	16	-	91
Purchase of property, plant and equipment	-	(4)	-	-	(4)

Net cash provided by (used in) investing activities	8	(4)	16	-	87

Cash flows from financing activities:

Receipt of short-term loans	22	-	22	-	-
Payments on account of shares	-	200	-	200	200

Net cash provided by financing activities	22	200	22	200	200

Increase (decrease) in cash and cash equivalents	(190)	127	(34)	14	61
Cash and cash equivalents at the beginning of the period	306	245	150	358	245

Cash and cash equivalents at the end of the period	116	372	116	372	306

The accompanying notes are an integral part of the condensed consolidated financial statements.

5

INTERCURE LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		Six months ended June 30,		Three months ended June 30,		Year ended December 31,
		2012	2011	2012	2011	2011
		Unaudited				Audited
		US dollars in thousands

(a)	Adjustments to reconcile loss to net cash used in operating activities:

	Expenses (income) not involving cash flows:

	Depreciation and amortization	13	41	6	10	59
	Capital loss from disposal of fixed assets	-	-	-	-	23
	Increase (decrease) in employee benefit assets	8	2	(2)	2	(37)
	Non-cash finance expenses	826	925	337	472	2,008
	Cost of stock-based compensation	-	10	-	5	(169)
	Revaluation of derivative financial liabilities	(32)	638	(365)	331	(695)

		815	1,616	(24)	820	1,189
	Changes in assets and liabilities:

	Decrease in trade receivables	152	121	144	143	246
	Decrease (increase) in inventories	(47)	118	(49)	22	239
	Decrease (increase) in other accounts receivable	40	6	6	3	(43)
	Increase (decrease) in trade payable	(143)	255	(46)	166	*) (195)
	Increase (decrease) in other accounts payable	(48)	(229)	(8)	(338)	*) 125

		(46)	271	47	(4)	372

		769	1,887	23	816	1,561

(b)	Interest and taxes in cash:

	Taxes received (paid) during the period	7	(8)	-	(8)	(11)

	Non-cash activity:

	Conversion of short-term loan into payments on account of shares	-	200	-	200	-

*)	Reclassified.

The accompanying notes are an integral part of the condensed consolidated financial statements.

6

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL

a.	InterCure Ltd. ("the Company") was incorporated in Israel and commenced its operations in November 1994. Since its establishment, the Company has been engaged in the research, development, marketing and sale of non-drug and non-invasive personal therapeutic devices for treating various diseases such as hypertension, cardiovascular diseases, insomnia and stress.

b.	In February 2000, the Company founded InterCure Inc., a private company registered in Delaware, USA, engaged in marketing and distributing the Company's products in the US. The Company holds 100% of the shares of InterCure Inc.

c.	In May 2008, the Company founded InterCure UK Limited, a private company registered in the UK which is yet inactive. The Company holds 100% of the shares of InterCure UK Limited.

d.	These condensed interim consolidated financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2011 and for the year then ended and the accompanying notes.

e.	Definitions in the financial statements:

The Company	-	InterCure Ltd.

The Group	-	The Company and its subsidiaries.

Related parties	-	As defined in IAS 24.

Interested parties	-	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

Controlling shareholders	-	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

Israeli CPI	-	Israeli Consumer Price Index as published by the Israel Central Bureau of Statistics.

Dollar or $	-	US dollar.

Euro or €	-	The currency used by the European Union.

British Pound or £	-	The currency used by the UK.

NIS	-	New Israeli Shekel.

Subsidiaries	-	Companies that are directly or indirectly controlled by the Company (as defined in IAS 27) and whose accounts are consolidated with those of the Company.

Investee	-	Subsidiary.

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL (Cont.)

f.	The Company's financial statements as of June 30, 2012 reflect a deficit of $ 14,578 thousand (as of December 31, 2011 - $ 13,589 thousand), losses totaling $ 989 thousand and $ 95 thousand (2011 - $ 1,787 thousand) and negative cash flows from operating activities totaling $ 220 thousand and $ 72 thousand (2011 - $ 226 thousand) for the six and three months then ended, respectively.

Moreover, the Company has a working capital deficit totaling $ 14,581 thousand as of June 30, 2012.

In July 2012, the Company's creditors and shareholders signed a arrangement with creditors pursuant to section 350 to the Israeli Companies Law, 1999, which was ratified by a court of law. As a result of the arrangement with creditors, the majority of the Company's liabilities were converted into equity. See also Note 5a below.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of the financial statements:

The condensed interim consolidated financial statements ("interim financial statements") of the Group have been prepared in accordance with IAS 34, "Interim Financial Reporting" ("IAS 34").

In preparing these interim financial statements, the Group has applied accounting policies, presentation principles and calculation methods identical to those applied in preparing its financial statements as of December 31, 2011 and for the year then ended, except changes in accounting policies which resulted from the adoption of new standards, amendments to standards and interpretations which became effective as of the date of the financial statements, as elaborated in Note 3.

b.	The condensed consolidated financial statements have been prepared in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

c.	Exchange rates and linkage basis:

1.	The Company's functional currency is the US dollar. Balances in or linked to foreign currency are presented in the financial statements according to the representative exchange rates published by the Bank of Israel in effect at the end of the reporting period.

2.	Balances linked to the Israeli CPI are presented according to the last known Israeli CPI at the end of the reporting period (the Israeli CPI for the month prior to financial reporting month) or according to the Israeli CPI at the last month of the reporting period (the Israeli CPI for the month prior of the financial reporting month), according to the terms of the transaction.

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

3.	Below are data about the exchange rate of the dollar and the Israeli CPI:

	Representative exchange rate of			Israeli CPI
	US dollar	Euro	Pound	for
	NIS 1 per $ 1	$ 1 per € 1	$ 1 per £ 1	In points *)
Date of financial statements:

June 30, 2012	3.923	0.795	0.639	111.4
June 30, 2011	3.415	0.689	0.622	110.3
December 31, 2011	3.821	0.774	0.649	110.3

Change

Six months period ended:
June 30, 2012	2.7	2.7	(1.5)	1.0
June 30, 2011	(3.8)	(7.8)	(3.3)	2.2

Three months period ended:
June 30, 2012	5.6	6.0	2.2	0.6
June 30, 2011	(1.9)	(1.7)	0.5	1.5

Year ended December 31, 2011	7.7	3.3	0.4	2.2

*)	At the average of 2008.

NOTE 3:-	SIGNIFICANT NEW FINANCIAL REPORTING STANDARDS AND INTERPRETATIONS ISSUED

a.	New standards, amendments to standards and interpretations in effect which have no significant impact on the current reporting period and/or on prior reporting periods but their adoption may affect future periods:

For information concerning the standards, amendments to standards and interpretations detailed below, see Note 3a to the annual financial statements of the Company for the year ended December 31, 2011:

•	Amendment to IFRS 7, "Financial Instruments: Disclosures" (disclosures regarding transfers of financial assets).

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:-	SIGNIFICANT NEW FINANCIAL REPORTING STANDARDS AND INTERPRETATIONS ISSUED (Cont.)

b.	New standards, amendments to standards and interpretations issued but not yet effective, were not adopted by the Group and are expected to affect or could affect future periods:

For information concerning the effective dates, transitional provisions and expected impact of the standards, amendments to standards and interpretations detailed below, see Note 3b to the annual financial statements of the Company as of December 31, 2011 and for the year then ended:

•	IFRS 9, "Financial Instruments"
•	IFRS 12, "Disclosure of Interests in Other Entities"
•	IFRS 13, "Fair Value Measurement"
•	Amendment to IAS 1 (Revised), "Presentation of Financial Statements" (regarding presentation of items of other comprehensive income in the statement of comprehensive income)

c.	New standards and interpretations issued but not yet effective, were not adopted by the Group and their impact on the financial statements is not expected to be significant:

1.	Amendment to IAS 32, "Financial Instruments: Presentation" (offsetting financial assets and financial liabilities):

The Amendment determines that in order to meet the condition of offsetting an asset and financial liability, the right of set-off can not be contingent on a future event and it must be enforceable in the normal course of business and in the event of bankruptcy, insolvency or default. Also, the net settlement condition may occur even if actually the settlement is in gross if does not leave significant credit risk or liquidity risk and if the amounts due and amounts payable are part of a single settlement process. The Amendment is effective retrospectively for annual reporting periods beginning on or after January 1, 2014. Earlier adoption is permitted. Currently the Company's management can not assess the effect of the application of the Amendment on its financial position and operating results.

2.	For information concerning the effective dates, transitional provisions of the standards, amendments to standards and interpretations detailed below, see Note 3c to the annual financial statements of the Company as of December 31, 2011 and for the year then ended:

•	IFRS 10, "Consolidated Financial Statements"
•	IAS 19 (2011), "Employee Benefits"
•	Amendment to IFRS 7, "Financial Instruments: Disclosures" (offsetting financial assets and financial liabilities)

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:-	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

a.	Receipt of insurance reimbursement approval in the UK:

The Company filed an application for insurance reimbursement from the UK Department of Health in the context of the British Drug Tariff. On November 17, 2011, the Company announced that the UK Department of Health had approved its application for insurance reimbursement for its product as part of the British Drug Tariff. Consequently, the Company signed several distribution agreements in the UK. On February 1, 2012, the Company began selling its product in the UK whereby patients who had been previously required to pay an amount of approximately £ 200 for the device were now able to receive the device free of charge or for a nominal amount by presenting a signed physician's prescription. At this stage, sales to patients eligible for insurance reimbursement represent an insignificant portion of Company sales.

b.	Cessation of sales by Costco Wholesale Corporation ("Costco US"):

On March 4, 2012, the Company announced that as a result of the decrease in the Company's advertising budgets and the discontinuance of the Company's participation in special sales promotion offers in Costco's Connection magazine, the Company received Costco US's notice of the cessation of product sales and distribution by Costco US. Nevertheless, the Company will continue to sell the product in the context of Costco Canada, which is a distinct entity.

Since Costco US is the Company's single largest distributor in the US which accounts for about 8%-9% of the Company's total revenues, the Company estimates that the cessation of sales as discussed above will have an adverse effect on the Company's financial position.

c.	License agreement:

Simultaneously with the steps being taken to complete the arrangement with creditors or to locate alternative investors, the Company examined an alternative according to which it will enter into a letter of credit agreement for receiving a credit facility from Yazmonit Ltd. (a company controlled by Dr. Benjamin Gavish, a director and interested party in the Company) ("the LC agreement" and "Yazmonit", respectively). According to the LC agreement, Yazmonit granted the third party which manufactures the product a credit facility totaling $ 72,120 for a period of 40 days ("the LC term"). According to the LC agreement, at the end of the LC term, the Company will pay the third party an amount of $ 72,120 or provide that third party an alternative line of credit. As collateral in favor of Yazmonit and should the third party exercise all or part of said line of credit, the products (or part thereof, based on the actual payment made by the Company) will be transferred by the third party to Yazmonit's exclusive ownership and the latter will be able to sell them.

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:-	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

On October 6, 2011, the Company's audit committee and Board approved the Company's engagement in the LC agreement as a qualifying transaction owing to the Company's credit distress and low inventory levels and in order to allow the Company's continued operating activities.

According to the LC agreement, the LC term may be extended to a period of up to 90 days subject to the approval of the Company's engagement in a license agreement with Yazmonit ("the license agreement"). According to the license agreement, subject to obtaining the approval of the Israeli Office of the Chief Scientist (if such approval is required), the Company will grant Yazmonit an indefinite and exclusive license to use the technology and patent rights underlying an unutilized part of the Company's IP ("the license") and a right to use the Company's RESPeRATE trademark for an overall consideration of $ 25,000. The consideration was transferred to the Company by Yazmonit in the fourth quarter of 2011.

The license consists of any future product and applications that require an external computer unit (including smart phones) and are not indicated for treating hypertension. The license agreement also clarifies that the license will not include any products and/or applications for treating hypertension in any form whatsoever or any stand-alone products developed by the Company for any future field or indication. In addition, according to the license agreement, if Yazmonit requires the components made by or for the Company, the Company will sell Yazmonit said components for cost plus a 5% margin. Moreover, for a period of four months from the effective date of the license agreement, the Company will be entitled to repurchase the license from Yazmonit for a total of $ 75,000 and all the rights by virtue of the license, excluding rights to future receipts from third parties will be recovered to the Company. In the event of the Company's bankruptcy, liquidation, insolvency or discontinuance of business operations, the Company's right to repurchase the license from Yazmonit will expire. As of the date of the financial statements, the above four-month period has ended.

On October 25, 2011, the meeting of holders of the Company's debentures (series A) decided not to object to the Company's engagement in the license agreement. On November 7, 2011, the Company announced that it had received the approval of the holders of the Company's debentures (series B) for entering into the license agreement. In view of the above, on November 7, 2011, the Company's audit committee and Board approved the Company's engagement in the license agreement. On October 12, 2011, Yazmonit initiated the credit facility and on November 13, 2011 provided the consideration for the license agreement.

On January 4, 2012, the Company reported the extension of the LC agreement to May 30, 2012 under the same terms, as a qualifying transaction, owing to the Company's credit distress and low inventory levels and in order to allow the Company's continued operating activities. On May 22, 2012, the Company reported another extension of the LC agreement to December 31, 2012. The LC agreement was terminated on July 31, 2012.

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:-	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

d.	On May 2, 2012, a special general meeting of the Company's shareholders approved the extension of the employment agreement of the Company's CEO and director, Mr. Erez Gavish, until the shorter of: (1) six months from April 1, 2012 or (2) 60 days from the date of completion of the arrangement with creditors. See also note 5a.

NOTE 5:-	SIGNIFICANT EVENTS AFTER THE REPORTING PERIOD

a.	Arrangement with creditors:

On July 25, 2012, following the signing of a memorandum of understandings between the Company, XTL Biopharmaceuticals Ltd. ("XTL") and Medica Fund, an interested party in the Company, the Company completed a new arrangement with creditors ("the arrangement") according to which XTL purchased the control over the Company and the Company's debentures and debts were converted into Company shares. On July 13, 2012, the Company executed a capital consolidation (following the approval of the general meeting of July 12, 2012) in which each 2,000 Ordinary shares of the Company were converted into one Ordinary share of the Company without par value. The arrangement was approved by the meeting of holders of the Company's debentures (series B), the creditors' meeting and the shareholders' meeting. Moreover, the arrangement was approved by the Court on July 23, 2012.

The principal points of the arrangement are as follows:

The holders of the Company's debentures (series A) converted the entire debentures held by them into 7,177,035 Ordinary shares of the Company in the context of an amendment to the conversion ratio of said debentures. In addition, the debentures (series A) held by the Company's subsidiary were transferred to the Company and delisted from trade on the effective date of the arrangement.

The holders of the Company's debentures (series B) converted a debt of the Company totaling $ 1,147 thousand into 3,254,651 Ordinary shares of the Company in the context of an amendment to the conversion ratio according to the arrangement. In addition, a loan that had been previously provided by holders of the Company's debentures (series B) to the Company in a total of $ 300 thousand was converted into 851,260 Ordinary shares of the Company.

Moreover, the Company's debts to other creditors (including the Company's management) totaling $ 1,075 thousand were converted into 1,255,055 Ordinary shares of the Company.

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-	SIGNIFICANT EVENTS AFTER THE REPORTING PERIOD (Cont.)

According to the arrangement, XTL was issued 16,839,532 Ordinary shares of the Company against an investment of $ 2,350 thousand on the date of completion of the arrangement (it should be clarified that the investment consists of the transfer of an amount of $ 2,200 thousand in Ordinary shares of XTL to the Company representing the XTL share price as of the date the arrangement was signed and the transfer of an amount of $ 150 thousand in cash). As a result of the issuance of shares, XTL became the controlling shareholder in the Company. In addition, Medica Fund, an interested party in the Company prior to the arrangement, was allocated 3,284,937 Ordinary shares of the Company against a cash investment in the Company in the amount of $ 460 thousand transferred to the Company on the date of completion of the arrangement. Medica Fund remained an interested party in the Company after the completion of the arrangement.

Also in the context of the arrangement, the Company's CEO, Mr. Erez Gavish, will be granted 1,484,551 options which are convertible into 1,484,551 shares, based on a share option plan pursuant to section 102 to the Income Tax Ordinance. The grant was carried out on July 25, 2012 (as detailed below).

It was also agreed that on the date of completion of the agreement, XTL and Medica Fund will each provide the Company a cash loan of $ 330 thousand and $ 170 thousand, respectively, which will be convertible for a period of 10 months from the date of completion of the arrangement into up to 7,620,695 and 3,925,812 Ordinary shares of the Company, respectively. The convertible loans were provided in the context of the undertakings of XTL and Medica Fund according to a management and operating service agreement to bear overall costs of $ 500,000 on behalf of the Company in order to finance its management and operations immediately after the completion of the arrangement. XTL and Medica Fund have the right to demand the repayment of the loan at cost with a margin of 15%. On July 26, 2012, the Company completed the arrangement. On August 6, 2012, Medica Fund informed the Company of its intention to convert said loan into shares of the Company, and as a result the Company issued 3,925, 812 Ordinary shares of the Company without par value to Medica Fund.

b.	Private placement of options:

On July 25, 2012, the Company issued an immediate report regarding the private placement of 1,484,551 options that are exercisable into 1,484,551 Ordinary shares of the Company with no par value to Mr. Erez Gavish, the Company's CEO, based on the provisions of the arrangement. The exercise price of each option is NIS 0.54 per Ordinary share based on the price of the Company's shares determined in the arrangement. The options vest over a period of three years in equal quarterly installments and expire at the end of ten years from the date of allocation. The fair value of each option on the grant date according to the Black and Scholes model according to IFRS2 was approximately $132 thousand.

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-	SIGNIFICANT EVENTS AFTER THE REPORTING PERIOD (Cont.)

Also on July 25, 2012, based on the approval of the employment agreement with the Company's Deputy CEO, CPA Ronen Twito, by Company's Board, the Company issued an immediate report regarding the private placement of 1,000,000 options that are exercisable into Ordinary shares of the Company with no par value each. The exercise price of each option is NIS 0.54 per Ordinary share based on the price of the Company's shares determined in the arrangement. The options vest over a period of three years in equal quarterly installments and expire at the end of ten years from the date of allocation. . The fair value of each option on the grant date according to the Black and Scholes model according to IFRS2 was approximately $88 thousand.

The fair value of the options granted as described above was estimated using the Black & Scholes option pricing model under the following inputs:

Share price ($)	0.12
Exercise increment ($)	0.13
Expected volatility	90.76%
Expected life of the options (years)	5-6.5
Risk-free interest rate	3.39%-3.68%
Expected dividend yield	0%

c.	Market makers' agreement:

On July 26, 2012, the Company announced the signing of a market makers' agreement with Clal Finances Batucha Investment Management Ltd. for a period of one year, to be automatically extended by additional one-year periods each.

d.	On July 26, 2012, the Company convened a special general meeting of shareholders for September 3, 2012 with the agenda of appointing an external director in the Company, Ms. Yaniva Popel-Weitz, allocating 75,000 options that are exercisable into Ordinary shares of the Company with no par value each to Messrs. Yoav Wizer, David Grossman, Moshe Misgav and Amit Yonay who serve as directors in the Company for an exercise increment of NIS 0.54 per option, approving the grant of letters of indemnity and quittance to each of said directors and including them in a directors' and officers' liability insurance policy to be purchased by the Company and approving a master decision whereby the Company will be entitled to enter into directors' and officers' liability insurance policies from time to time. The insurance coverage underlying said master decision will be in an amount of at least $ 5 million per event and period and will not exceed $ 10 million per case and period for all the Company's officers and directors. Moreover, the annual premium will not exceed $ 20,000 for a one-year period.

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:-	SEGMENT REPORTING

a.	General:

The Group companies operate in a single business segment and in several different geographic operating segments. Below is data by geographic segments:

	US	UK	Other countries	Adjustments	Total
	US dollars in thousands
Six months ended June 30, 2012 (unaudited):

Revenues:
From external entities	1,008	190	6	-	1,204
Inter-segment	-	-	172	(172)	-

	1,008	190	178	(172)	1,204

Segment results	123	8	3	-	134

Six months ended June 30, 2011 (unaudited):

Revenues:
From external entities	1,570	221	117	-	1,908
Inter-segment	-	-	535	(535)	-

	1,570	221	652	(535)	1,908

Segment results	82	(49)	35	-	68

Three months ended June 30, 2012 (unaudited):

Revenues:
From external entities	457	102	-	-	559
Inter-segment	-	-	17	(17)	-

	457	102	17	(17)	559

Segment results	92	34	(2)	-	124

Three months ended June 30, 2011 (unaudited):

Revenues:
From external entities	598	100	106	-	804
Inter-segment	-	-	354	(354)	-

	598	100	460	(354)	804

Segment results	(10)	(15)	27	-	2

INTERCURE LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:-	SEGMENT REPORTING (Cont.)

	US	UK	Other countries	Adjustments	Total
	US dollars in thousands
Year ended December 31, 2011 (audited):

Revenues:
From external entities	2,643	394	134	-	3,171
Inter-segment	-	-	761	(761)	-

	2,643	394	895	(761)	3,171

Segment results	170	(150)	48	-	68

b.	Reconciliation between the segment results and income (loss) before tax:

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2012	2011	2012	2011	2011
	Unaudited				Audited
	US dollars in thousands

Total results of reportable segments	134	68	124	2	68

General, administrative and other costs not attributable to segments	93	277	22	179	406
Finance expenses	769	1,604	(54)	814	1,302

Loss before tax	996	1,949	92	995	1,776

- - - - - - - - - - -

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